                                                                     Exhibit 2.4



                     ------------------------------------


                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                  COMPASS INTERNATIONAL SERVICES CORPORATION,

                         MID-CONTINENT AGENCIES, INC.

                                      AND

                             LESLIE J. KIRSCHBAUM

                          DATED AS OF OCTOBER 3, 1997


                     ------------------------------------

                               TABLE OF CONTENTS


ARTICLE I - THE PURCHASE AND SALE OF STOCK ................................   2

ARTICLE II - CONSIDERATION; CONVERSION OF COMPANY STOCK ...................   2
     2.1  Purchase Price ..................................................   2
     2.2  Exchange of Certificates for Consideration ......................   2
     2.3  Payment of Aggregate Cash Consideration .........................   3
     2.4  Post-Closing Adjustment .........................................   3

ARTICLE III - THE CLOSING AND CLOSING DATE ................................   4

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
STOCKHOLDER ...............................................................   4
     4.1  Organization and Qualification ..................................   4
     4.2  Capitalization ..................................................   5
     4.3  Company Subsidiaries ............................................   5
     4.4  Authority; Non-Contravention; Approvals .........................   6
     4.5  Financial Statements ............................................   7
     4.6  Absence of Undisclosed Liabilities ..............................   7
     4.7  Accounts and Notes Receivable ...................................   7
     4.8  Absence of Certain Changes or Events ............................   8
     4.9  Litigation ......................................................  10
     4.10 Compliance with Applicable Laws .................................  10
     4.11 Licenses and Permits ............................................  11
     4.12 Material Contracts ..............................................  11
     4.13 Properties ......................................................  13
     4.14 Intellectual Property ...........................................  17
     4.15 Minute Books and Stock Records ..................................  18
     4.16 Taxes ...........................................................  18
     4.17 Employee Benefit Plans; ERISA ...................................  18
     4.18 Labor Matters ...................................................  20
     4.19 Environmental Matters ...........................................  21
     4.20 Insurance .......................................................  21
     4.21 Interest in Customers and Suppliers; Affiliate Transactions .....  22
     4.22 Business Relationships ..........................................  22
     4.23 Compensation ....................................................  22
     4.24 Bank Accounts ...................................................  23
     4.25 Deemed Earnings Estimate ........................................  23
     4.26 Redemption Agreement and Creditsafe Agreement ...................  23

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF COMPASS .....................  23
     5.1  Organization and Qualification ..................................  23
     5.2  Capitalization ..................................................  23
     5.3  No Subsidiaries .................................................  24
     5.4  Authority; Non-Contravention; Approvals .........................  24


                                      (i)

     5.5  Absence of Undisclosed Liabilities ..............................  25
     5.6  Litigation ......................................................  25
     5.7  Compliance with Applicable Laws .................................  25
     5.8  Other Agreements ................................................  26

ARTICLE VI - CERTAIN COVENANTS AND OTHER TERMS ............................  26
     6.1  Conduct of Business Pending the Purchase ........................  26
     6.2  No - Shop .......................................................  28
     6.3  Schedules .......................................................  29
     6.4  Contribution of Creditsafe Shares ...............................  30
     6.5  Redemption of Minority Stockholders .............................  30
     6.6  Creditsafe Acquisition ..........................................  30
     6.7  Redemption Agreement and Creditsafe Agreement ...................  30
     6.8  Repayment of Stockholder Loan ...................................  30

ARTICLE VII - ADDITIONAL AGREEMENTS .......................................  30
     7.1  Access to Information ...........................................  30
     7.2  Registration Statement ..........................................  31
     7.3  Expenses and Fees ...............................................  33
     7.4  Agreement to Cooperate ..........................................  33
     7.5  Public Statements ...............................................  33
     7.6  Preparation and Filing of Tax Returns ...........................  33
     7.7  Registration Rights .............................................  34
     7.8  Rule 144 Reporting ..............................................  36
     7.9  Release of Guarantees ...........................................  36
     7.10 Lock-Up Agreement ...............................................  37
     7.11 Obligations of the Stockholder ..................................  37

ARTICLE VIII - INDEMNIFICATION ............................................  37
     8.1  Indemnification by the Stockholder and the Company ..............  37
     8.2  Indemnification by Compass ......................................  39
     8.3  Indemnification Procedure for Third Party Claims ................  40
     8.4  Direct Claims ...................................................  41
     8.5  Failure to Give Timely Notice ...................................  41
     8.6  Reduction of Loss ...............................................  42
     8.7  Limitation on Indemnities .......................................  42
     8.8 Survival of Representations, Warranties and Covenants of the Stockholder and the Company; Time Limits on Indemnification
          Obligations .....................................................  43
     8.9  Survival of Representations, Warranties and Covenants of
          Compass; Time Limits on Indemnification Obligations .............  44
     8.10 Defense of Claims; Control of Proceedings .......................  44
     8.11 Indemnification Exclusive Remedy ................................  44
     8.12 Manner of Satisfying Indemnification Obligations ................  44

ARTICLE IX - CLOSING CONDITIONS ...........................................  45
     9.1  Conditions to Each Party's Obligation to Effect the Purchase ....  45


                                      (ii)

     9.2  Conditions to Obligation of the Company to Effect the Purchase ..  46
     9.3  Conditions to Obligations of Compass to Effect the Purchase .....  47

ARTICLE X - TERMINATION, AMENDMENT AND WAIVER .............................  48
     10.1 Termination .....................................................  48
     10.2 Effect of Termination ...........................................  49
     10.3 Amendment .......................................................  49
     10.4 Waiver ..........................................................  49

ARTICLE XI - 1933 ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS ...........  49
     11.1 Economic Risk; Sophistication ...................................  50
     11.2 Transfer Restrictions ...........................................  50
     11.3 Compliance with Law .............................................  51

ARTICLE XII - NONCOMPETITION ..............................................  51
     12.1 Prohibited Activities ...........................................  51
     12.2 Damages .........................................................  51
     12.3 Reasonable Restraint ............................................  52
     12.4 Severability; Reformation .......................................  52
     12.5 Independent Covenant ............................................  52
     12.6 Materiality .....................................................  52

ARTICLE XIII - NONDISCLOSURE OF CONFIDENTIAL INFORMATION ..................  52
     13.1 Stockholder Covenant ............................................  52
     13.2 Damages .........................................................  53
     13.3 Survival ........................................................  53

ARTICLE XIV - GENERAL PROVISIONS ..........................................  54
     14.1 Brokers .........................................................  54
     14.2 Notices .........................................................  54
     14.3 Interpretation ..................................................  55
     14.4 Certain Definitions .............................................  55
     14.5 Entire Agreement; Assignment ....................................  55
     14.6 Applicable Law ..................................................  56
     14.7 Counterparts ....................................................  56
     14.8 Parties in Interest .............................................  56
     14.9 Severability ....................................................  56


                                     (iii)

                               LIST OF SCHEDULES


Schedule 2.1            Consideration

Schedule 2.4(a)-1 Deemed Earnings Estimate and Procedure for Determining Deemed Earnings Estimate and Deemed Earnings Actuals

Schedule 4.2            Company's Capitalization

Schedule 4.3            Company Subsidiaries; Jurisdictions of Incorporation;
                        Investments

Schedule 4.4.2          Required Consents

Schedule 4.4.3          Required Notices

Schedule 4.6            Liabilities of Company and Company Subsidiaries

Schedule 4.8            Certain Changes and Events

Schedule 4.9            Litigation

Schedule 4.10 Noncompliance with Applicable Laws - Company and Company Subsidiaries

Schedule 4.11           Licenses and Permits

Schedule 4.12           Material Contracts

Schedule 4.13.1-1       Real Property

Schedule 4.13.1-2(a)    Exceptions Regarding Owned Property

Schedule 4.13.1-2(b)    Matters Relating to Leased Property

Schedule 4.13.2         Tangible Personal Property; Liens

Schedule 4.14           Intellectual Property

Schedule 4.15           Exceptions Regarding Corporate Records

Schedule 4.16           Tax Audits

Schedule 4.17.1         Exceptions Regarding Employee Plans

Schedule 4.17.2         Description of Unwritten Employee Plans


                                     (iv)

Schedule 4.17.4         Certain Liabilities

Schedule 4.18           Strikes and Other Labor Matters

Schedule 4.19           Exceptions Regarding Environmental Matters

Schedule 4.20           List and Description of Insurance Policies

Schedule 4.21           Interests in Customers and Suppliers; Affiliate
                        Transactions

Schedule 4.22           Business Relationships

Schedule 4.23           Compensation

Schedule 4.24           Bank Accounts

Schedule 5.2            Compass' Capitalization

Schedule 5.3            Compass Subsidiaries

Schedule 5.4.2          Required Consents

Schedule 5.5            Liabilities of Compass

Schedule 5.7            Noncompliance with Applicable Laws

Schedule 7.9            Stockholder Guarantees

Schedule 14.1           Compass' Broker


                                      (v)

                               LIST OF EXHIBITS


Exhibit 6.1.2(a)        Form of Compass' Amended and Restated Charter

Exhibit 9.2(c)          Opinions of Compass' Counsel

Exhibit 9.2(e)          Form of Employment Agreements

Exhibit 9.2(g)          Form of Stockholders' Agreement

Exhibit 9.3(c)          Opinions of Company's Counsel

Exhibit 9.3(i)          Form of Stockholder's Release



                                     (vi)


                                 DEFINED TERMS

ADA........................................................... Section 4.13.1(h)

Affiliate.....................................................      Section 14.4

Affiliate Transactions........................................     Section 4.2.1

Aggregate Cash Consideration..................................       Section 2.1

Aggregate Purchase Consideration..............................       Section 2.1

Agreement.....................................................      Introduction

Business......................................................      Section 4.12

Cap Amount....................................................     Section 8.7.4

Claims........................................................     Section 4.9.1

Closing.......................................................       Article III

Closing Date..................................................       Article III

Code..........................................................      Introduction

Company.......................................................      Introduction

Company Material Adverse Effect...............................    Section 4.8(r)

Company Representatives.......................................     Section 7.1.1

Company Stock.................................................         Article I

Company Subsidiaries..........................................       Section 4.1

Compass.......................................................      Introduction

Compass Common Stock..........................................       Section 2.1

Compass Indemnified Parties...................................       Section 8.1

Compass Indemnified Party.....................................       Section 8.1

Compass Material Adverse Effect...............................     Section 5.4.3



                                     (vii)


Compass Representatives.......................................     Section 7.1.1

Compass Required Statutory Approvals..........................     Section 5.4.3

Contracts.....................................................      Section 4.12

Copyrights....................................................      Section 4.14

Deemed Earnings Actuals.......................................    Section 2.4(b)

Deemed Earnings Estimate......................................    Section 2.4(a)

Deemed Earnings Excess........................................    Section 2.4(f)

Deemed Earnings Shortfall.....................................    Section 2.4(g)

Defense Notice................................................     Section 8.3.1

Demand Registration...........................................     Section 7.7.2

Direct Claim..................................................       Section 8.4

Employee Plan................................................. Section 4.17.5(a)

Environmental and Safety Requirements.........................      Section 4.19

ERISA......................................................... Section 4.17.5(b)

Excess Indemnity..............................................      Section 8.12

Final Deemed Earnings Actuals.................................    Section 2.4(e)

Financial Statements..........................................     Section 4.5.1

First Person.................................................. Section 4.17.5(c)

Founding Companies............................................      Introduction

Governmental Authority........................................     Section 4.4.2

Hazardous Materials...........................................      Section 4.19

herein........................................................      Section 14.3

hereof........................................................      Section 14.3

hereunder.....................................................      Section 14.3


                                    (viii)


Indemnified Party.............................................     Section 8.3.1

Indemnifying Party............................................     Section 8.3.1

Insurance Policies............................................      Section 4.20

Intellectual Property.........................................      Section 4.14

Intellectual Property Licenses................................      Section 4.14

IPO...........................................................      Introduction

IT............................................................      Introduction

ITG...........................................................      Introduction

Latest Balance Sheet..........................................     Section 4.5.1

Laws..........................................................      Section 4.10

Leased Property...............................................    Section 4.13.1

Licenses......................................................      Section 4.11

Liens.........................................................     Section 4.2.1

Loss..........................................................       Section 8.1

Losses........................................................       Section 8.1

Market Price..................................................      Section 8.12

Marks.........................................................      Section 4.14

Material Contracts............................................      Section 4.12

Minimum Value.................................................     Section 8.7.2

1933 Act......................................................     Section 4.4.3

1934 Act......................................................    Section 7.8(b)

Notice Period.................................................    Section 2.4(c)

Other Agreements..............................................      Introduction

Other Founding Companies......................................       Section 8.1


                                     (ix)


Other Stock Purchase Agreements...............................      Introduction

Other Purchases...............................................      Introduction

Owned Property................................................    Section 4.13.1

Patents.......................................................      Section 4.14

person........................................................      Section 14.4

Plan Affiliate................................................ Section 4.17.5(c)

Prospectus....................................................     Section 7.2.1

Purchase......................................................      Introduction

Real Property.................................................    Section 4.13.1

Redeemed Shares...............................................       Section 6.8

Registration Statement........................................     Section 4.4.3

Representatives...............................................     Section 7.1.1

Returns.......................................................    Section 4.16.1

Schedules.....................................................       Section 6.3

SEC...........................................................     Section 4.4.3

Stockholder Indemnified Party.................................       Section 8.2

Stockholder...................................................      Introduction

Stockholder Agreement.........................................    Section 9.2(h)

Stockholder Notice............................................    Section 2.4(c)

Taxes.........................................................    Section 4.16.2

Territory.....................................................   Section 12.1(a)

Third Party Claim.............................................     Section 8.3.1

Threshold Amount..............................................     Section 8.7.2

to the knowledge of the Stockholder or the Company............      Section 14.4


                                      (x)


Trade Secrets.................................................      Section 4.14

Underwriters..................................................     Section 7.1.1


                                     (xi)

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of October 3, 1997, by and among Compass International Services Corporation, a Delaware corporation ("Compass"), Mid-Continent Agencies, Inc., an Illinois corporation (the "Company"), and Leslie J. Kirschbaum (the "Stockholder").

                                  WITNESSETH:

     WHEREAS, the Stockholder desires to sell to Compass, and Compass desires to purchase from the Stockholder, all of the issued and outstanding shares of capital stock of the Company held of record and beneficially owned by the Stockholder for the consideration and on the terms set forth in this Agreement (the "Purchase");

     WHEREAS, Compass is entering into other stock purchase agreements (the "Other Stock Purchase Agreements", and together with the agreements entered into in connection therewith, the "Other Agreements") substantially similar to this Agreement with each of BRMC of Delaware, Inc., a Delaware corporation, Impact Telemarketing Group, Inc., a New Jersey corporation ("ITG"), Impact Telemarketing, Inc., a New Jersey corporation ("IT"), The Mail Box, Inc., a Texas corporation, and National Credit Management Corp., a Maryland corporation (which companies together with the Company are collectively referred to herein as the "Founding Companies"), and their respective stockholders which agreements provide for the purchase (collectively, the "Other Purchases") of all of the issued and outstanding shares of capital stock of such companies simultaneously with the Purchase;

     WHEREAS, simultaneously herewith and as a condition to the execution by Compass hereof, the Company has entered into that certain Redemption Agreement, dated as of even date (the "Redemption Agreement"), with George E. Lodwich ("Lodwich");

     WHEREAS, pursuant to the terms and conditions of a Stock Purchase Agreement to be entered into by and among the Company, Sidney Home and Ann Home (the "Creditsafe Agreement"), prior to and as a condition to the execution by Compass hereof, the Company intends to acquire 50 "A" Ordinary Shares of Creditsafe Limited, a corporation organized and existing under the laws of England, Registered No. 01815264 ("Creditsafe");

     WHEREAS, simultaneously with and as a condition to the consummation of the Purchase, Compass will close an initial public offering (the "IPO") of Compass Common Stock (hereinafter defined); and

     WHEREAS, the parties intend the Purchase to qualify as a tax-free transaction under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         THE PURCHASE AND SALE OF STOCK

     Upon the terms and subject to the conditions of this Agreement, at the Closing (hereinafter defined), the Stockholder shall sell to Compass, and Compass shall purchase from the Stockholder, all of the then outstanding shares of capital stock of the Company, consisting of 5,000 shares of common stock, no par value, of the Company (the "Company Stock") less the Redeemed Shares (as defined below).

                                   ARTICLE II

                   CONSIDERATION; CONVERSION OF COMPANY STOCK

     2.1 Purchase Price. The purchase price for the shares of Company Stock
         --------------
shall be as follows: At the Closing, for each share of Company Stock issued and outstanding immediately prior to the Closing, the Stockholder shall be entitled to receive from Compass (i) that number of shares of common stock, par value $.01 per share, of Compass ("Compass Common Stock") set forth in Schedule 2.1
                                                                 ------------
and (ii) the amount of cash determined in accordance with the formula set forth in Schedule 2.1 (the aggregate amount of cash so to be paid in respect of all of
   ------------
the Company Stock is herein referred to as the "Aggregate Cash Consideration") and subject to the adjustment provided for in Section 2.4 below. The sum of (i)
                                              -----------
the Aggregate Cash Consideration and (ii) the value (determined as set forth on
Schedule 2.1) of all shares of Compass Common Stock so to be issued to the
------------
Stockholder is herein referred to as "Aggregate Purchase Consideration."

     2.2  Exchange of Certificates for Consideration. At the Closing, the
          ------------------------------------------
Stockholder shall deliver to Compass the original certificates representing the Company Stock, duly endorsed in blank by the Stockholder or accompanied by blank stock powers, in exchange for (i) issuance and delivery by Compass to the Stockholder of certificates representing the number of shares of Compass Common Stock determined in accordance with Section 2.1, and (ii) payment by Compass of
                                    -----------
the Aggregate Cash Consideration in accordance with the provisions of Section
                                                                      -------
2.3 below. The Stockholder agrees promptly to cure any deficiencies with respect
---
to the endorsement of the certificates or other documents of conveyance with respect to such Company Stock. The certificates representing Compass Common Stock to be delivered pursuant to this Article II shall bear a legend as
                                       ----------
provided in Section 11.2 below. At the Closing, all shares of Company Stock
            ------------
shall be transferred and delivered to Compass, and the Stockholder shall cease to have any rights with respect thereto, except the right to receive that number of shares of Compass Common Stock to be issued and cash to be paid in consideration therefor upon exchange of such certificates in accordance with this Section 2.2.
     -----------

     2.3  Payment of Aggregate Cash Consideration. At the Closing, Compass shall
          ---------------------------------------
pay to the Stockholder, by certified check, cashier's check or wire transfer of immediately available funds to a bank account or bank accounts specified by the Stockholder in writing at least three (3) business days prior to the Closing Date, an amount equal to the Aggregate Cash Consideration.

     2.4  Post-Closing Adjustment. The Aggregate Purchase Consideration shall be
          -----------------------
subject to a post-closing adjustment as set forth in this Section 2.4.
                                                          -----------

          (a)  Attached hereto as Schedule 2.4(a)-1 is a good faith estimate of
                                  -----------------
the Company's earnings for the calendar year ending on December 31, 1997, calculated by the Company and the Stockholder in accordance with the procedure set forth in Schedule 2.4(a)-1 (the "Deemed Earnings Estimate"), and utilized in
             -----------------
calculating the Aggregate Purchase Consideration as set forth in Schedule 2.1.
                                                                 ------------

          (b) No later than February 28, 1998, the Company shall deliver to the Stockholder a calculation of the Company's actual earnings for the calendar year ended on December 31, 1997, prepared by Price Waterhouse in accordance with the procedure set forth in Schedule 2.4(a)-1 (the "Deemed Earnings Actuals").
                       -----------------

          (c) If the Stockholder wishes to assert in good faith that the Deemed Earnings Actuals have not been determined in accordance with the procedure set forth in Schedule 2.4(a)-1, the Stockholder shall notify Compass in writing
         -----------------
thereof (the "Stockholder Notice") within fifteen (15) days after delivery of the Deemed Earnings Actuals to the Stockholder (the "Notice Period"). The Stockholder Notice shall set forth in reasonable detail the alleged non-conformance and the disputed amount. If the Stockholder does not deliver the Stockholder Notice within the Notice Period, the Deemed Earnings Actuals shall become final and binding upon all parties.

          (d) If the Stockholder Notice is delivered within the Notice Period, the Stockholder and Compass shall attempt in good faith to resolve all dispute(s). If Compass and the Stockholder are unable to resolve any disputed item within twenty (20) days after receipt of the Stockholder Notice, such disputed item(s), together with each party's calculation of the Company's Deemed Earnings Actuals, shall be submitted to a nationally recognized "Big Six" accounting firm or its successor (other than Price Waterhouse) chosen by lot, which accounting firm shall be instructed to arbitrate such disputed item(s) and to determine the Deemed Earnings Actuals within forty five (45) days of its selection. The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon all parties. The cost of such resolution by such accounting firm shall be borne: (a) by the Stockholder, if the Deemed Earnings Actuals as initially calculated by Price Waterhouse remain unchanged or are decreased or increased by five percent (5%) or less, or (b) by Compass, if clause (a) does not apply.

          (e) If the Deemed Earnings Actuals as determined in accordance with Sections 2.4(b), (c) and (d) above (the "Final Deemed Earnings Actuals") are at
---------------  ---     ---
least ninety five percent (95%) of the Deemed Earnings Estimate, but no more than one hundred five percent (105%) of the Deemed Earnings Estimate, then no further payments by Compass or the Stockholder shall be due pursuant to this Section 2.4.
                                          -----------

          (f) If the Final Deemed Earnings Actuals are in excess of one hundred five percent (105%) of the Deemed Earnings Estimate, then, within ten (10) days of the determination of the Final Deemed Earnings Actuals, Compass shall pay to the Stockholder, in the manner provided in Section 2.3 above, an amount in cash
                                           -----------
equal to the Aggregate Purchase Consideration payable on account of the Deemed Earnings Excess (hereinafter defined). The amount to be paid to the Stockholder pursuant to this Section 2.4(f) shall be calculated by utilizing the formulae
                 --------------
set forth on Schedule 2.1. As used herein, "Deemed Earnings Excess" shall mean
             ------------
an amount equal to five (5) percent of the Deemed Earnings Estimate.

          (g) If the Final Deemed Earnings Actuals fall short of ninety five percent (95%) of the Deemed Earnings Estimate (the portion of such shortfall below ninety five percent (95%) but not below eighty-five percent (85%) of the Deemed Earnings Estimate herein referred to as "Deemed Earnings Shortfall"), then, within ten (10) days of the determination of the Final Deemed Earnings Actuals, the Stockholder shall pay to Compass an amount in cash equal to the Aggregate Purchase Consideration paid on account of the Deemed Earnings Shortfall. In no case shall the Stockholder's liability pursuant to this Section
                                                                         -------
2.4(g) exceed ten percent (10%) of the Aggregate Purchase Consideration.
------

                                  ARTICLE III

                          THE CLOSING AND CLOSING DATE

     The consummation of the Purchase and delivery of shares referred to in Articles I and II hereof and the other transactions contemplated by this
----------     --
Agreement (the "Closing") shall take place at the offices of Katten Muchin & Zavis, Chicago, Illinois, contemporaneously with the closing of the IPO (the "Closing Date").

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDER

     Each of the Company and the Stockholder hereby jointly and severally represents and warrants to Compass, as of the date hereof and, subject to
Section 6.3, as of the date on which Compass and the Representatives
-----------
(hereinafter defined) execute and deliver an underwriting agreement in connection with the IPO and as of the Closing Date, as follows:

     4.1  Organization and Qualification. The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Illinois. Each of the Company Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation set forth on Schedule 4.3. Each of the Company and
                                        ------------
the Company Subsidiaries has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of the Company's and each Company Subsidiary's Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Compass. For purposes of this Agreement, the term "Company Subsidiary" means collectively, all of the Company's Subsidiaries and Creditsafe. For purposes of this Agreement, the term "Company Subsidiary" means collectively, all of the Company's subsidiaries and CreditSafe.

     4.2  Capitalization.
          --------------

          4.2.1 As of the date hereof, the authorized capital stock of the Company consists of 10,000 shares of Company Stock, of which 10,000 shares are issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, the Stockholder and Lodwich own beneficially and of record all of the issued and outstanding shares of the Company Stock as set forth in Schedule 4.2, which constitute all of the outstanding
                     ------------
     shares of capital stock of the Company, in the case of the Stockholder, free and clear of all claims, liens, charges, encumbrances, pledges, conditional sales contracts, equity charges, restrictions or security interests of any nature (collectively, "Liens"). Upon giving effect to the consummation of the transactions contemplated in the Redemption Agreement, 5,000 shares of Company Stock will remain outstanding, and as of the Closing and upon giving effect to the redemption of shares of Company Stock provided for in Section 6.8 below, 5,000 shares of Common Stock less the
                     -----------
     Redeemed Shares will remain outstanding, in each case, all of which will be owned beneficially and of record by the Stockholder, free and clear of all Liens. The Stockholder has good and marketable title to the Company Stock owned by the Stockholder.

          4.2.2  Except as set forth on Schedule 4.2, there are no outstanding
                                        ------------
     subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or a Company Subsidiary or obligating the Company or a Company Subsidiary to grant, extend or enter into any such agreement or commitment or obligating the Stockholder to convey or transfer any Company Stock. There are no voting trusts, proxies or other agreements or understandings to which the Company or the Stockholder is a party or is bound with respect to the voting of any shares of capital stock of the Company.

     4.3  Company Subsidiaries. Schedule 4.3 sets forth the name and
          --------------------  ------------
jurisdiction of formation of each Company Subsidiary, the authorized capital stock of each Company Subsidiary, the number of shares held by the Company, and the names of all shareholders of each Company Subsidiary (other than the Company) and the number of shares held by each said shareholder. The outstanding capital stock of each Company Subsidiary which is owned by the Company is validly issued, fully paid and non-assessable. Except as set forth on Schedule
                                                                      --------
4.3, the Company does not, directly or indirectly, own, of record or
---
beneficially, or control any
capital stock, securities convertible into capital stock or any other equity interest in any corporation, partnership, joint venture or limited liability company. The Stockholder owns beneficially and of record twenty five (25) "B" Ordinary Shares, (Pounds)1 par value per share, of Creditsafe (the "Creditsafe Shares"), free and clear of all Liens.

     4.4  Authority; Non-Contravention; Approvals.
          ---------------------------------------

          4.4.1 Each of the Stockholder and the Company has full right, capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company and by the stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Stockholder, and, assuming the due authorization, execution and delivery hereof by Compass, constitutes a valid and legally binding agreement of the Company and the Stockholder, enforceable against the Company and the Stockholder in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          4.4.2 The execution and delivery of this Agreement by each of the Company and the Stockholder do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of
     (i) the Articles of Incorporation or By-laws of the Company or any Company Subsidiary, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or federal, state, provincial, local or foreign government, or any subdivision, agency or authority of any thereof ("Governmental Authority") applicable to the Stockholder, the Company, any Company Subsidiary, or the business, properties or assets of the Company or any Company Subsidiary, (iii) any note, bond, mortgage, indenture or deed of trust, or (iv) any material license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any Company Subsidiary or the Stockholder is a party or by which the Stockholder, the Company, any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be bound or affected. The consummation by the Company and the Stockholder of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination or acceleration, or creation of Liens, under the terms, conditions or provisions of the items described in clauses (i) through (iv) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clauses (iii) and (iv) above, to obtaining (prior to the Closing) consents required from, or giving notices required to be provided to, commercial lenders, lessors or other third parties, all of which required consents and notices are listed on Schedule 4.4.2.
        --------------

          4.4.3 Except for (i) the filing in connection with the IPO of a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), (ii) the declaration of the effectiveness thereof by the SEC and, if required, filings with various state blue sky authorities and (iii) any notices of change-in-control required with respect to any Licenses (hereinafter defined), all of which notices are listed on Schedule 4.4.3, no declaration, filing or
                           --------------
     registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company and the Stockholder or the consummation by the Company and the Stockholder of the transactions contemplated hereby.

     4.5  Financial Statements.
          --------------------

          4.5.1 The Company has previously furnished to Compass copies of the reviewed consolidated balance sheets of the Company and the Company Subsidiaries as of April 30 in each of the years 1994 through 1997, and the related reviewed consolidated statements of income, stockholders' equity and cash flow for each of the fiscal years then ended, including all notes thereto, and the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 1997 (the "Latest Balance Sheet") and the related consolidated statement of income, stockholders equity and cash flows for the six (6) months then ended (collectively, the "Financial Statements"). Each of the Financial Statements is accurate and complete in all material respects, is consistent with the books and records of the Company and the Company Subsidiaries (which, in turn, are accurate and complete in all material respects), and fairly presents the financial condition, assets and liabilities of the Company and the Company Subsidiaries as of its date and the results of operations and cash flows for the periods related thereto, in each case in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the unaudited interim financial statements, to normal and customary year-end adjustments.

          4.5.2 The Company and Company Subsidiaries, as a whole or on a consolidated basis, have adequate net working capital to operate the Business consistent with past practices.

     4.6  Absence of Undisclosed Liabilities. Except as disclosed in Schedule
          ----------------------------------                         --------
4.6, neither the Company nor any Company Subsidiary had, as of the date of the
---
Latest Balance Sheet, nor has it incurred since that date, any liabilities or obligations of any nature (whether known or unknown, absolute, contingent, accrued, direct, indirect, perfected, inchoate, unliquidated or otherwise), except (i) to the extent accrued or reserved for in the Financial Statements or
(ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and consistent with past custom and practices.

     4.7  Accounts and Notes Receivable. All of the accounts receivable of the
          -----------------------------
Company and each Company Subsidiary reflected in the Latest Balance Sheet or arising from the date thereof until the Closing have arisen in the ordinary course of business and are not subject to any defense, counterclaim or setoff (net of the allowance for doubtful accounts reflected on the Latest Balance Sheet).

     4.8  Absence of Certain Changes or Events. Except as set forth on Schedule
          ------------------------------------                         --------
4.8, since the date of the Latest Balance Sheet, each of the Company and the
---
Company Subsidiaries has conducted its business only in the ordinary course consistent with past custom and practices. Except as set forth on Schedule 4.8,
                                                                  ------------
since the date of the Latest Balance Sheet, there has not been any:

          (a) material adverse change in the operations, condition (financial or otherwise), operating results, assets, liabilities, employee, customer or supplier relations or business prospects of the Company or any Company Subsidiary;

          (b) damage, destruction or loss of any property owned or leased by the Company or any Company Subsidiary, whether or not covered by insurance, having a replacement cost or fair market value in excess of $50,000.00 in the aggregate;

          (c) voluntary or involuntary sale, transfer, surrender, cancellation, abandonment, waiver, release or other disposition of any kind by the Company or any Company Subsidiary of any right, power, claim, debt, asset or property (having a replacement cost or fair market value in excess of $50,000.00 in the aggregate), except in the ordinary course of business consistent with past custom and practices;

          (d) strike, picketing, boycott, work stoppage, union organizational activity, allegation, charge, written complaint of employment discrimination or other labor dispute or similar occurrence that might reasonably be expected to adversely affect the Company, a Company Subsidiary or the Business;

          (e) loan or advance by the Company or any Company Subsidiary to any person, other than in the ordinary course of business consistent with past custom and practices and travel and other business-related advances to employees of the Company and Company Subsidiaries in the ordinary course of business;

          (f) notice (formal or otherwise) of any liability, potential liability or claimed liability relating to environmental matters;

          (g) declaration, setting aside, or payment of any dividend or other distribution in respect of the Company's or a Company Subsidiary's capital stock or any direct or indirect redemption, purchase, or other acquisition of the Company's or any Company Subsidiary's capital stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate of the Company or any Company Subsidiary;

          (h) incurrence by the Company or any Company Subsidiary of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges (but not penalties, interest or fines in respect thereof), and obligations or liabilities incurred by virtue of the execution of this Agreement;

          (i) issuance by the Company or any Company Subsidiary of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

          (j) entry by the Company or any Company Subsidiary into, or material amendment or termination of, any material commitment, contract, agreement, or transaction, other than in the ordinary course of business and other than expiration of contracts in accordance with their terms;

          (k) loss or, to the knowledge of the Stockholder or the Company, threatened loss of, or any material reduction or, to the knowledge of the Stockholder or the Company, threatened material reduction in revenues from, any client of the Company or any Company Subsidiary who accounted for revenues during the last twelve months in excess of $250,000.00, or change in the relationship of the Company or any Company Subsidiary with any client or Governmental Authority which might reasonably be expected to materially and adversely affect the Company, any Company Subsidiary or the Business;

          (l) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company or any Company Subsidiary;

          (m) discharge or satisfaction by the Company or any Company Subsidiary of any material liability or encumbrance or payment by the Company or any Company Subsidiary of any material obligation or liability, other than current liabilities paid in its ordinary course of business consistent with past custom and practices;

          (n) sale, lease or other disposition by the Company or any Company Subsidiary of any tangible assets other than in the ordinary course of business, or sale, assignment or transfer by the Company or any Company Subsidiary of any trademarks, service marks, trade names, corporate names, copyright registrations, trade secrets or other intangible assets or disclosure of any proprietary confidential information of the Company or any Company Subsidiary to any person other than Compass, and the other Founding Companies and their respective officers, employees and agents;

          (o) capital expenditures or commitments therefor by the Company or any Company Subsidiary in excess of $50,000.00 individually or $100,000.00 in the aggregate;

          (p) mortgage, pledge or other encumbrance of any asset of the Company or any Company Subsidiary or creation of any easements, Liens or other interests against or on any of the Real Property (hereinafter defined);

          (q) adoption, amendment or termination of any Employee Plan (hereinafter defined) or increase in the benefits provided under any Employee Plan, or promise or commitment to undertake any of the foregoing in the future; or

          (r) an occurrence or event not included in clauses (a) through (q) that has resulted or is expected to result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise), operating results, liabilities, employee, customer or supplier relations or business prospects of the Company or any Company Subsidiary (a "Company Material Adverse Effect").

     4.9  Litigation.  Except as set forth on Schedule 4.9 (which shall disclose
          ----------                          ------------
the parties to, nature of and relief sought for each matter to be disclosed on
Schedule 4.9):

          4.9.1 There is no suit, action, proceeding, investigation, claim or order pending or, to the knowledge of the Stockholder or the Company, threatened against the Company or any Company Subsidiary, or with respect to any Employee Plan, or any fiduciary of any such plan (or pending or, to the knowledge of the Stockholder or the Company, threatened against any of the officers, directors or employees of the Company or any Company Subsidiary with respect to the Business or currently proposed business activities of the Company or any Company Subsidiary), or to which the Company or any Company Subsidiary is otherwise a party, or which may have or is likely to have a Company Material Adverse Effect, before any court, or before any Governmental Authority or arbitrator (collectively, "Claims"), other than collection actions by the Company or any Company Subsidiary in the ordinary course of business (i) on its own behalf, none of which is greater than $5,000 and which in the aggregate do not exceed $25,000, and (ii) on behalf of third parties; nor, to the knowledge of the Stockholder or the Company, is there any basis for any such Claim.

          4.9.2 Neither the Company nor any Company Subsidiary is subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority, and, to the knowledge of the Stockholder or the Company, neither the Company nor any Company Subsidiary is otherwise exposed, from a legal standpoint, to any liability or disadvantage which may be material to the Business. Neither the Company nor any Company Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it other than collection actions by the Company or any Company Subsidiary in the ordinary course of business, none of which is greater than $5,000 and which in the aggregate do not exceed $25,000, and for which the amount in dispute is presently ascertainable with certainty.

          4.9.3 Except for collection actions by the Company or any Company Subsidiary in the ordinary course of business, (i) on its own behalf, none of which is greater than $5,000 and which in the aggregate do not exceed $25,000, and (ii) on behalf of third parties, and for which the amount in dispute is presently ascertainable with certainty, Schedule 4.9 sets forth
                                                        ------------
     all closed litigation matters to which the Company or any Company Subsidiary was a party during the five (5) years preceding the Closing Date, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     4.10 Compliance with Applicable Laws. Except as set forth on Schedules 4.10
                                                                  --------------
and 4.19, each of the Company and the Company Subsidiaries has complied in all
    ----
material respects with all laws, rules, regulations, writs, injunctions, decrees, ordinances and orders (collectively,

"Laws") applicable to it or to the operation of the Business, and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the knowledge of the Stockholder or the Company, no event has occurred or circumstances exist that (with or without notice or lapse of time) may constitute or result in a violation in any material respect by the Company or any Company Subsidiary of any Law or may give rise to any material liability on the part of the Company or any Company Subsidiary under any Law.

     4.11 Licenses and Permits.  Attached as Schedule 4.11 is a true and
          --------------------               -------------
complete list of all notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor (collectively, the "Licenses") held by the Company or any Company Subsidiary and issued by, or submitted by the Company or any Company Subsidiary to, any Governmental Authority or other person or entity, which constitute all such Licenses used by the Company and the Company Subsidiaries in the conduct of the Business. Except as described on Schedule 4.11, each of the Company and the Company Subsidiaries
                -------------
possesses all of the Licenses which are necessary to enable it to carry on the Business as presently conducted. All Licenses held by the Company or a Company Subsidiary are valid, binding and in full force and effect. Except as described on Schedule 4.11 with respect to any required notices or consents in connection
   -------------
with a change in control or as otherwise described on Schedule 4.11, the
                                                      -------------
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such Licenses. The Company and the Company Subsidiaries have taken all necessary action to maintain such Licenses. No loss or expiration of any such License is pending or, to the knowledge of the Stockholder or the Company, threatened or reasonably anticipated.

     4.12 Material Contracts.  Except as listed or described on Schedule 4.12
          ------------------                                    -------------
(such contracts, or those which should have been listed on Schedule 4.12, are
                                                           -------------
herein referred to as the "Material Contracts"), as of or on the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by, any written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments ("Contracts") relating to or in any way affecting the operation or ownership of the business of the Company and the Company Subsidiaries (the "Business") that are of a type described below:

          (a) any consulting agreement, employment agreement, change-in-control agreement, and collective bargaining arrangement with any labor union and any such agreements currently in negotiation or proposed;

          (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000.00.

          (c) any Contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except if such Contract is made in the ordinary course of business and requires aggregate future payments of less than $50,000.00);

          (d) any Contract, other than trade payables in the ordinary course of business, relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

          (e) any Contract granting any person a Lien on all or any part of the assets of the Company or any Company Subsidiary;

          (f) any Contract for the cleanup, abatement or other actions in connection with Hazardous Materials (hereinafter defined), the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

          (g) any Contract granting to any person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of the Company or any Company Subsidiary;

          (h) any Contract with any agent, distributor or representative which is not terminable by the Company or a Company Subsidiary upon ninety (90) calendar days' or less notice without penalty;

          (i) any Contract under which the Company or any Company Subsidiary is
     (A) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (B) a lessor of any tangible personal property owned by the Company or any Company Subsidiary, in either case having an original value in excess of $50,000.00;

          (j) any Contract under which the Company or any Company Subsidiary has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment;

          (k) any Contract concerning an Affiliate Transaction (hereinafter defined);

          (l) any Contract providing for the indemnification or holding harmless of any officer, director, employee or other person, other than as provided in the by-laws of the Company or a Company Subsidiary;

          (m) any Contract (A) for purchase or sale by the Company or any Company Subsidiary of any real property on which the Company or any Company Subsidiary conducts any aspect of the Business, (B) granting any options to lease or purchase all or any portion of the Real Property, (C) providing for labor, services or materials to the Real Property (including, without limitation, brokerage or management services) involving aggregate future payments of more than $50,000.00;

          (n) any Contract limiting, restricting or prohibiting the Company or any Company Subsidiary from conducting business anywhere in the United States or elsewhere in the world;

          (o) any joint venture or partnership Contract;

          (p) any lease, sublease or associated agreements relating to the Leased Property (hereinafter defined);

          (q) any material Contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of the Company or any Company Subsidiary (all such Contracts being clearly identified on Schedule 4.4.2); or

          (r) any other Contract, whether or not made in the ordinary course of business, which involves future payments in excess of $50,000.00.

     The Company and the Stockholder have provided Compass with a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as set forth on Schedule 4.12, each Material
                                               -------------
Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Stockholder or the Company, the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally. Except as set forth on Schedule 4.12, the Company or one of the Company Subsidiaries, as
             -------------
applicable, has performed all obligations required to be performed by it as of the date hereof and will have performed all obligations required to be performed by it as of the Closing Date under each Material Contract and neither the Company or Company Subsidiary, as applicable, nor, to the knowledge of the Stockholder or the Company, any other party to any Material Contract is in breach or default thereunder, and, to the knowledge of the Stockholder or the Company, there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     4.13 Properties.
          ----------

          4.13.1  Schedule 4.13.1-1 is a correct and complete list, and a brief
                  -----------------
     description of, all real estate in which the Company or any of the Company Subsidiaries has an ownership interest (the "Owned Property") and all real property leased by the Company (the "Leased Property"), and all facilities thereon. Except as lessee of Leased Property, neither the Company nor any Company Subsidiary is a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another person or entity has granted to the Company or any Company Subsidiary the right to use or occupy all or any portion of any real property.

          The Company or one of the Company Subsidiaries has good and marketable fee simple title to the Owned Property and, assuming good title in the Landlord, a valid leasehold interest in the Leased Property (the Owned Property and the Leased Property being sometimes referred to herein as "Real Property"), in each case free and clear of all Liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such real estate) other than (a) mortgages shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) Liens for current taxes not yet due, and
     (c) (i) minor imperfections of title, including utility and access easements depicted on subdivision plats for platted lots that do not impair the intended use of the property, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and
     (ii) zoning laws and other land use restrictions or restrictive covenants that do not materially impair the present use of the property subject thereto. The Real Property constitutes all real properties reflected on the Financial Statements or used or occupied by the Company or any Company Subsidiary in connection with the Business or otherwise.

          With respect to the Owned Property, except as reflected on Schedule
                                                                     --------
     4.13.1-2(a):
     -----------

          (a) the Company or one of the Company Subsidiaries is in exclusive possession thereof and no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof;

          (b) no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Owned Property and, to the knowledge of the Stockholder or the Company, there is no threatened condemnation or proceeding with respect thereto;

          (c) the buildings, plants, improvements, structures and fixtures owned, leased or used by the Company or one of the Company Subsidiaries at the Owned Property, including, without limitation, heating, ventilation and air conditioning systems, roofs, foundations and floors, are in good operating condition and repair; the Owned Property is properly zoned for its use by the Company or one of the Company Subsidiaries (without being a legal nonconforming use or subject to a conditional use permit), and is not, to the knowledge of the Stockholder or the Company, in violation of any zoning, subdivision, health, safety, landmark preservation, wetlands preservation, building, environmental, land use or other ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record; nor has any notice of any claimed violation of any such ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record been served on the Company or any Company Subsidiary; and neither the Company nor any Company Subsidiary has received notice of, and to the knowledge of the Stockholder or the Companies there has not been, any change in such zoning, subdivision, health, safety, landmark preservation, wetlands preservation, building, environmental, land use or other ordinances, laws, codes or regulations that affects the Company's or any Company Subsidiary's use of such Owned Property (without regard to any non-conforming use or other so-called "grandfather" provision);

          (d) since January 1, 1997, neither the Company nor any Company Subsidiary has received notice of any increase in the assessed valuation of the Owned Property nor notice of any contemplated special assessment;
     Schedule 4.13.1-2(a) contains a true and
     --------------------
     correct description of all pending proceedings to reduce the general real estate taxes against the Owned Property; none of the Owned Property is located in a special service district, special service area, tax increment financing district or similar district or area, or to the knowledge of the Stockholder or the Company, subject to a threatened special assessment; and, to the knowledge of the Stockholder or the Company, none of the Owned Property is located in an area for which federal flood risk insurance is necessary;

          (e) all facilities located on any parcel of the Owned Property are supplied with utilities and other third-party services, such as water, sewer, electricity, gas, roads, rail service and garbage collection, necessary for the current operation of such facilities, all of which services are adequate to conduct that portion of the Business conducted at each of such facilities and such facilities are, to the knowledge of the Stockholder or the Company, maintained in accordance with all laws, ordinances, rules and regulations applicable to the Company, any Company Subsidiary or the Owned Property;

          (f) none of the Stockholder, the Company or the Company Subsidiaries is a party to any written or oral agreements or undertakings with owners or users of properties adjacent to any facility located on any parcel of the Owned Property relating to the use, operation or maintenance of such facility or any adjacent real property;

          (g) neither the Company nor any Company Subsidiary is a lessor under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which the Company or Company Subsidiary has granted to any party or parties the right to use or occupy all or any portion of the Owned Property;

          (h) to the knowledge of the Stockholder or the Company, all alterations, rehabilitations, structures, or improvements comply with the provisions of the Americans with Disabilities Act, 42 USCA 1210, et seq. and 28 CFR Part 36 (the "ADA"), after giving effect to applicable "grandfather" provisions;

          (i) there are no material defects in any improvements on or to the Owned Property;

          (j) to the knowledge of the Stockholder or the Company, the buildings, plants, improvements, structures, and fixtures on the Owned Property are free from regulated quantities of asbestos;

          (k) no portion of any parcel of the Owned Property is subject to any roll-back tax, dual or exempt valuation tax, or contains any omitted parcel;

          (l) all assessments and taxes currently due and payable on such Owned Property have been paid; and

          (m) the buildings, plants, and structures on the Owned Property are free from flooding and leaks.

     With respect to the Leased Property, except as reflected on Schedule
                                                                 --------
4.13.1-2(b):
-----------

               (i) the Company or one of the Company Subsidiaries is in exclusive possession thereof and, to the knowledge of the Stockholder or the Company, no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof;

               (ii) to the knowledge of the Stockholder or the Company, no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Leased Property and there is no threatened condemnation or proceeding with respect thereto;

               (iii) to the knowledge of the Stockholder or the Company, the buildings, plants, improvements, structures and fixtures at the Leased Property, including, without limitation, heating, ventilation and air conditioning systems, roofs, foundations and floors, are in good operating condition and repair; the Leased Property is not, to the knowledge of the Stockholder or the Company, in violation of any health, safety, building, or environmental ordinances, laws, codes or regulations; nor has any notice of any claimed violation of any such ordinances, laws, codes or regulations been served on the Company or any Company Subsidiary;

               (iv) the Leased Property is supplied with utilities and other third-party services, such as water, sewer, electricity, gas, roads, rail service and garbage collection, necessary for the current operation of the Business, and such Leased Property is, to the knowledge of the Stockholder or the Company, maintained in all material respects in accordance with all Laws applicable to the Company, any Company Subsidiary or the Leased Property;

               (v) none of the Stockholder, the Company or the Company Subsidiaries is a party to any written or oral agreement or undertaking with owners or users of properties adjacent to the Leased Property relating to the use, operation or maintenance of such facility or any adjacent real property;

               (vi) neither the Company nor any Company Subsidiary is a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which the Company or Company Subsidiary has granted to any party or parties the right to use or occupy all or any portion of the Leased Property;

               (vii) to the extent that the Company or any Company Subsidiary has responsibility under the lease(s) for the Leased Property for compliance with the provisions of the ADA, to the knowledge of the Stockholder or the Company, all alterations, rehabilitations, structures, or improvements in the Leased Property comply with the ADA after giving effect to applicable "grandfather" provisions;

               (viii) to the knowledge of the Stockholder or the Company, there are no material defects in any improvements on or to the Leased Property;

               (ix) to the knowledge of the Stockholder or the Company, the Leased Property is free from regulated quantities of asbestos; and

               (x) to the knowledge of the Stockholder or the Company, the Leased Property is free from flooding and leaks.

          4.13.2  The Latest Balance Sheet and/or Schedule 4.13.2 reflect all
                                                  ---------------
     material tangible personal property owned by the Company or any Company Subsidiary, except as sold or otherwise disposed of or acquired in the ordinary course of business. Except as set forth on Schedule 4.13.2, the
                                                          ---------------
     Company or one of the Company Subsidiaries has good and marketable title to, or a valid leasehold interest in, such personal property (including, without limitation, machinery, equipment and computers), in each case free and clear of any Liens, and each such asset is in good working order and has been well maintained and does not contain, to the knowledge of the Stockholder or the Company, any material defect. Except as set forth in
     Schedule 4.13.2, no personal property used by the Company or any Company
     ---------------
     Subsidiary in connection with the Business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than on the Real Property.

     4.14 Intellectual Property.  The (i) patents, patent applications,
          ---------------------
inventions and discoveries that may be patentable (collectively, the "Patents"),
(ii) registered and unregistered trademarks, trade names, company names, fictional business names and service marks (collectively, the "Marks"), (iii) copyrights (the "Copyrights"), and (iv) know how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans and drawings (collectively, the "Trade Secrets") owned, used or licensed by the Company or any Company Subsidiary (collectively, the "Intellectual Property") are all those necessary to enable the Company and the Company Subsidiaries to conduct and to continue to conduct the Business as it is currently conducted. Schedule 4.14 contains a complete and accurate list of all
                      -------------
material Patents, Marks and Copyrights and a description of all material Trade Secrets owned or used by the Company or any Company Subsidiary, and a list of all material license agreements and arrangements with respect to any of the Intellectual Property to which the Company or any Company Subsidiary is a party, whether as licensee, licensor or otherwise (the "Intellectual Property Licenses"). Except as set forth on Schedule 4.14, (i) all of the Intellectual
                                    -------------
Property is owned, or used under a valid Intellectual Property License, by the Company or one of the Company Subsidiaries, and, is free and clear of all Liens and other adverse claims; (ii) to the knowledge of the Stockholder or the Company, neither the Company nor any Company Subsidiary has infringed on or misappropriated, is now infringing on or misappropriating, or has received any notice that it is infringing on, misappropriating, or otherwise conflicting with the intellectual property rights of any third parties; (iii) there is no claim pending or, to the knowledge of the Stockholder or the Company, threatened against the Company or any Company Subsidiary with respect to the alleged infringement or misappropriation by the Company or Company Subsidiary, or a conflict with, any intellectual property rights of others; (iv) to the knowledge of the Stockholder or the Company, the operation of any aspect of the Business in the manner in which it has heretofore been operated or is presently operated does not give rise to any such infringement or misappropriation; and (v) to the knowledge of the Stockholder or the Company, there is no infringement or misappropriation of the Intellectual Property by a third party or claim, pending or threatened, against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property by such third party.

     4.15  Minute Books and Stock Records. Except as set forth on Schedule 4.15,
           ------------------------------                         -------------
(i) the minute books and stock records of the Company and each Company Subsidiary, accurate copies of which have been made available to Compass, are complete, true and correct, and (ii) in all material respects, the minute books of the Company and each Company Subsidiary contain accurate and complete records of (A) the minutes of each meeting and (B) all written consents of the board of directors and stockholders of the Company or Company Subsidiary, as applicable.

     4.16 Taxes.
          -----

          4.16.1 Each of the Company and the Company Subsidiaries has timely and accurately prepared and filed or will timely and accurately prepare and file all federal, state, local and foreign returns, declarations and reports, information returns and statements (collectively, "Returns") for Taxes (hereinafter defined) required to be filed by or with respect to the Company or the Company Subsidiaries on or before the Closing Date, and has paid or caused to be paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid or accrued in respect of the periods prior to the Closing. All such Returns are or will be true and correct and are not or will not be subject to adjustment by the applicable taxing authority. The Company has delivered to Compass true and complete copies of all Returns referred to in the first sentence of this Section 4.16.1 (including any amendments
                                --------------
     thereof) for the five (5) most recent taxable years. Neither the Company nor any Company Subsidiary is delinquent in the payment of any Tax, and no deficiencies for any Tax, assessment or governmental charge have been threatened, claimed, proposed or assessed, in each case in writing received by the Company or Company Subsidiary. No waiver or extension of time to assess any Taxes has been given or requested. No written claim, or any other claim, by any taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax returns is pending pursuant to which the Company or Company Subsidiary, as applicable, is subject to taxation by that jurisdiction. The Company's and the Company Subsidiaries' Returns were last audited by the Internal Revenue Service or comparable state, local or foreign agencies on the dates set forth on Schedule 4.16.1.
                                                                ---------------

          4.16.2 For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments, including, without limitation, income, gross receipts, excise, property, sales, employment, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments, imposed by the United States, or any state, local, foreign or provincial government or subdivision or any agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis.

     4.17 Employee Benefit Plans; ERISA.
          -----------------------------

          4.17.1  Except as described in Schedule 4.17.1, neither the Company
                                         ---------------
     nor any Company Subsidiary has or could have any liability (including contingent liability) whether direct or indirect (and regardless of whether it would be derived from a current or former Plan Affiliate (hereinafter defined)) with respect to any of the following (whether written, unwritten or terminated): (i) any employee welfare benefit plan, as defined in Section 3(1) of "ERISA", including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan; (ii) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including, but not limited to, any excess benefit plan, top hat plan or deferred compensation plan or arrangement, nonqualified retirement plan or arrangement, qualified defined contribution or defined benefit arrangement; or (iii) any other benefit plan, policy, program, arrangement or agreement, including, but not limited to, any material fringe benefit plan or program, personnel policy, bonus or incentive plan, stock option, restricted stock, stock bonus, holiday pay, vacation pay, sick pay, bonus program, service award, moving expense, reimbursement program, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement or consulting agreement.

          4.17.2 A complete copy of each written Employee Plan as amended together with audited financial statements for the three (3) most recent plan years, if any; a copy of each trust agreement or other funding vehicle with respect to each such plan; a copy of any and all determination letters, rulings or notices issued by a Governmental Authority with respect to such plan; a copy of the Form 5500 Annual Report for the three (3) most recent plan years; and a copy of each and any general explanation or communication which was required to be distributed or otherwise provided to participants in such plan and which describes all or any relevant aspect of each plan, including summary plan descriptions and/or summary of material modifications, have been made available to Compass. A description of each unwritten Employee Plan, including a description of eligibility, participation, benefits, funding arrangements and assets or other relevant aspects of the obligation, is set forth in Schedule 4.17.2.
                                                ---------------

          4.17.3 Except as could not give rise to any liability (including contingent liability), whether direct or indirect, to the Company or any Company Subsidiary, each Employee Plan (i) has been and is operated and administered in compliance with its terms; (ii) has been and is operated, administered, maintained and funded in compliance with the applicable requirements of the Code in such a manner as to qualify, where appropriate and intended, for both federal and state purposes, for income tax exclusions, tax-exempt status, and the allowance of deductions and credits with respect to contributions thereto; (iii) where appropriate, has received a favorable determination letter from the Internal Revenue Service upon which the sponsor of the plan may currently rely; (iv) has been and currently complies in form and in operation in all respects with all applicable requirements of ERISA and the Code and any applicable reporting and disclosure requirements of Federal and state laws, including but not limited to the requirement of Part 6 of subtitle B of Title I of ERISA and
     Section 4980B of the Code. With respect to each Employee Plan, no person has: (i) entered into any nonexempt "prohibited transaction," as such terms are defined in ERISA or the Code; (ii) breached a material fiduciary obligation, or (iii) any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; and no Employee Plan has any liability and there is no liability in connection with any Employee Plan, other than a liability (i) which is expressly and adequately reflected in the Latest Balance Sheets, (ii) which is discretionary or terminable at will by the Company or one of the Company Subsidiaries without incurring any such liability, or (iii) which is adequately funded under a funding arrangement separate from the assets of the Company or the Company Subsidiaries (and only to the extent of such funding). Any contribution made or accrued with respect to any Employee Plan is fully deductible by the Company, Company Subsidiary or a Plan Affiliate.

          4.17.4  Except as described in Schedule 4.17.4, neither the Company
                                         ---------------
     nor any Company Subsidiary or Plan Affiliate has ever sponsored, maintained, contributed to or been required to contribute to, or has any liability, whether direct or indirect, with respect to any Employee Plan which is or has ever been (i) a "multiemployer plan" as defined in Section 4001 of ERISA, (ii) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (iii) a "multiple employer plan" within the meaning of Code
     Section 413(c), (iv) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, (v) subject to the funding requirements of Section 412 of the Code or to Title IV of ERISA, or (vi) provides for post-retirement medical, life insurance or other welfare-type benefits.

          4.17.5 As used in this Agreement, the following terms shall have the following respective meanings:

               (a) the term "Employee Plan" shall mean any plan, policy, program, arrangement or agreement described in Section 4.17.1, whether
                                                         --------------
          or not scheduled;

               (b) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and

               (c) with respect to any person or entity ("First Person"), the term "Plan Affiliate" shall mean any other person or entity with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or have been treated with the First Person as under common control or whose employees would be or have been treated as employed by the First Person, under Section 414 of the Code or Section 4001(b) of ERISA and any regulations, administrative rulings and case law interpreting the foregoing.

     4.18 Labor Matters.  Except as set forth in Schedule 4.18, there is no, and
          -------------                          -------------
within the last three (3) years neither the Company nor any Company Subsidiary has experienced any, strike, picketing, boycott, work stoppage or slowdown or other labor dispute, union organizational activity or charge, or, to the knowledge of the Stockholder or the Company, allegation or complaint, of unfair labor practice, employment discrimination or other matters relating to the employment of labor pending or, to the knowledge of the Stockholder or the Company, threatened against the Company or any Company Subsidiary, nor, to the knowledge of the Stockholder or the Company, is there any basis for any such allegation, charge, or complaint. There is no request for union representation pending and, to the knowledge of the Stockholder or the Company, no question concerning union representation has been raised. There is no grievance pending which might have a Company Material Adverse Effect nor any arbitration proceeding arising out of a union agreement. To the knowledge of the Stockholder or the Company, no key employee and no group of employees has any plans to terminate employment with the Company or any Company Subsidiary. Each of the Company or any Company Subsidiary has complied in all material respects with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Neither the Company nor any Company Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws.

     4.19 Environmental Matters.  Other than as disclosed on Schedule 4.19, (i)
          ---------------------                              -------------
each of the Company and the Company Subsidiaries is operating and has operated its business in compliance in all material respects with all applicable Environmental and Safety Requirements (hereinafter defined); (ii) there are no Hazardous Materials at, on or under the Owned Property or, to the knowledge of the Stockholder or the Company, the Leased Property (other than those present in normal and customary office supplies and cleaning/maintenance materials) that could cause or give rise to liabilities or response obligations under any Environmental and Safety Requirements; (iii) each of the Company and the Company Subsidiaries has disposed of all waste materials generated by the Company or such Company Subsidiary at the Real Property or at any other facilities formerly owned or operated by the Company or such Company Subsidiary in compliance in all material respects with applicable Environmental and Safety Requirements; and
(iv) to the knowledge of the Stockholder or the Company, there are and have been no facts, events, occurrences or conditions at or related to the Real Property or any other facility formerly owned or operated by the Company or any Company Subsidiary that could cause or give rise to liabilities or response obligations under any Environmental and Safety Requirements. The term "Environmental and Safety Requirements" means any federal, state and local laws, statutes, regulations or other requirements relating to the protection, preservation or conservation of the environment or worker health and safety, all as amended or reauthorized. The term "Hazardous Materials" means "hazardous substances", as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., "hazardous wastes", as defined by the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., asbestos in any form or condition, polychlorinated biphenyls and any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirement.

     4.20 Insurance.  The Company has made available to Compass correct and
          ---------
complete copies of all insurance policies (including "self-insurance" programs) now maintained by the Company or any Company Subsidiary (the "Insurance Policies"). To the knowledge of the Stockholder or the Company, the coverage provided by the Insurance Policies is adequate to cover all Claims. Schedule
                                                                     --------
4.20 is a correct and complete list and description of Insurance Policies and
----
all general liability policies and environmental impairment liability insurance policies maintained during the past three (3) years by the Company or any Company Subsidiary. The Insurance Policies are fully paid and in full force and effect, neither the Company nor any Company Subsidiary is in default under any of them and no material claim for coverage thereunder has been denied with respect to any matter. Except as set forth on Schedule 4.20, neither the
                                               -------------
Company nor any Company Subsidiary is required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its clientele or suppliers.

     4.21 Interest in Customers and Suppliers; Affiliate Transactions.  Except
          -----------------------------------------------------------
as described on Schedule 4.21 ("Affiliate Transactions"), no Stockholder,
                -------------
Affiliate (hereinafter defined) of a Stockholder or Affiliate of the Company or any Company Subsidiary (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company or any Company Subsidiary, (ii) owns, directly or indirectly, in whole or in part, or has any interest in any material tangible or intangible property used in the conduct of the Business, or (iii) is a party to an agreement or relationship, that involves the receipt by such person of compensation or property from the Company or any Company Subsidiary other than through a customary employment relationship. Except as disclosed on Schedule 4.21, each Affiliate Transaction was effected on
                       -------------
terms substantially equivalent to those which would have been established in an arm's-length transaction. As of the Closing Date, except as described on
Schedule 4.21, all amounts owed by a Stockholder, any Affiliate of a Stockholder
-------------
or any Affiliate of the Company or any Company Subsidiary to the Company or any Company Subsidiary, and all amounts owed by the Company or any Company Subsidiary to a Stockholder, any Affiliate of a Stockholder or any Affiliate of the Company or any Company Subsidiary, shall have been settled and satisfied.

     4.22 Business Relationships.  Schedule 4.22 contains an accurate list of
          ----------------------   -------------
all clients of the Company and each Company Subsidiary representing, individually, five percent (5%) or more of the Company's or Company Subsidiary's, as applicable, revenues for the twelve (12) months ended December 31, 1996 and for the period commencing on January 1, 1997 and ending on the date of the Latest Balance Sheet. Except as set forth on Schedule 4.22, since the
                                                     -------------
date of the Latest Balance Sheet, none of such clients has canceled or substantially reduced its business with the Company or Company Subsidiary, as applicable, nor, to the knowledge of the Stockholder or the Company, are any of such clients threatening or expected to do so. To the knowledge of the Stockholder or the Company, no client or supplier of the Company or any Company Subsidiary will cease to do business with, or substantially reduce its business with, the Company or Company Subsidiary, as applicable, after the consummation of the transactions contemplated hereby.

     4.23 Compensation.  Schedule 4.23 is a complete list setting forth the
          ------------   -------------
names and current total compensation, including, without limitation, salary and bonuses, of each individual employed by the Company and each Company Subsidiary as of the date hereof, who earned in 1996 or who is expected to earn in 1997 total compensation in excess of $75,000. Except as set forth in Schedule 4.23,
                                                                 -------------
no person listed thereon has received any bonus or increase in compensation and there has been no "general increase" in the compensation or rate of compensation payable to any employees of the Company or any Company Subsidiary since the date of the Latest Balance Sheet, nor since that date has there been any oral or written promise to employees of any bonus or increase in compensation. The term "general increase" as used herein means any increase generally applicable to a class or group of employees, but does not include increases granted to individual employees for merit, length of service or change in position or responsibility made on the basis of an established policy of the Company or any Company Subsidiary. Schedule 4.23 includes the date and amount of the last
                     -------------
bonus or increase in compensation for each listed employee.

     4.24 Bank Accounts.  Schedule 4.24 is a true and complete list of each bank
          -------------   -------------
in which the Company or any Company Subsidiary has an account or safe deposit box, the number of each such account or box, and the names of all persons authorized to draw thereon or to have access thereto.

     4.25 Deemed Earnings Estimate.  The Deemed Earnings Estimate attached
          ------------------------
hereto as Schedule 2.4(a)-1 is a good faith estimate of the Company's earnings
          -----------------
for the calendar year ending on December 31, 1997, calculated in accordance with the procedure set forth on Schedule 2.4(a)-2.
                           -----------------

     4.26 Redemption Agreement and Creditsafe Agreement.  True and correct
          ---------------------------------------------
copies of the Redemption Agreement have been delivered to Compass.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF COMPASS

     Compass represents and warrants to the Company and the Stockholder as follows:

     5.1  Organization and Qualification.
          ------------------------------

          5.1.1 Compass is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. True, accurate and complete copies of each of Compass's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

     5.2  Capitalization.
          --------------

          5.2.1 The authorized capital stock of Compass consists of 20,000 shares of Compass Common Stock, of which 15,000 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Compass Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Immediately prior to the Closing Date, the authorized capital stock of Compass will consist of 50,000,000 shares of Compass Common Stock, of which the number of shares set forth in the Registration Statement will be issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.01 per share, none of which will be issued and outstanding. Other than (i) shares of Compass Common Stock issued pursuant to a split of the shares outstanding as of the date of this Agreement and (ii) shares of Compass Common Stock issued in accordance with the Purchase and the Other Purchases, no shares of Compass Common Stock will be issued prior to the consummation of the IPO.

          5.2.2  Except as set forth on Schedule 5.2, and as required upon the
                                        ------------
     consummation of the transactions described in this Agreement and the Other Stock Purchase Agreements, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Compass to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Compass or obligating Compass to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which Compass is a party or is bound with respect to the voting of any shares of capital stock of Compass. The shares of Compass Common Stock to be issued to the Stockholder pursuant to this Agreement and to be issued to the stockholders of the Other Founding Companies in the Other Purchases will as of the Closing be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and Liens (other than Liens, if any, due to acts of the Stockholder).

     5.3  No Subsidiaries.  Except as set forth on Schedule 5.3, Compass does
          ---------------                          ------------
not own any capital stock of any corporation or any interest in any partnership, joint venture or limited liability company.

     5.4  Authority; Non-Contravention; Approvals.
          ---------------------------------------

          5.4.1 Compass has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors and stockholders of Compass, and no other corporate proceedings on the part of Compass are necessary to authorize the execution and delivery of this Agreement or the consummation by Compass of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Compass, and, assuming the due authorization, execution and delivery hereof by the Company and the Stockholder, constitutes a valid and legally binding agreement of Compass, enforceable against Compass in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          5.4.2 The execution and delivery of this Agreement by Compass does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Compass under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of Compass, as applicable, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to Compass or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Compass is now a party or by which Compass or any of its properties or assets, may be bound or affected. The consummation by Compass of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through
     (iii) of the preceding sentence,
     subject, in the case of the terms, conditions or provisions of the items described in clause (ii) above, to obtaining (prior to the Closing) Compass Required Statutory Approvals (hereinafter defined) and, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Closing) consents required from commercial lenders, lessors or other third parties, all of which required consents are listed on Schedule 5.4.2.
                            --------------

          5.4.3 Except for (i) the filing of the Registration Statement the SEC pursuant to the 1933 Act, and (ii) the declaration of the effectiveness thereof by the SEC and, if required, filings with various state blue sky authorities, (the filings and approvals referred to in clauses (i) and (ii) are collectively referred to as the "Compass Required Statutory Approvals") no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Compass or the consummation by Compass of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Compass (a "Compass Material Adverse Effect").

     5.5  Absence of Undisclosed Liabilities.  Except as disclosed in Schedule
          ----------------------------------                          --------
5.5, Compass has not incurred any liabilities or obligations (whether known or
---
unknown, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise) of any nature, except those incurred in connection with the Purchase, this Agreement, the Other Stock Purchase Agreements and the IPO. Except as contemplated by the foregoing, Compass has not engaged in any business activities of any type or kind whatsoever, nor entered into any agreements nor is either of them bound by any obligation or undertaking.

     5.6  Litigation.  There is no suit, action, proceeding, investigation,
          ----------
claim or order pending or, to the knowledge of Compass, threatened against Compass or which may affect its assets or business, before any court, Governmental Authority or any arbitrator that seek to restrain or enjoin the consummation of the Purchase, the Other Purchases or the IPO or which is likely, either alone or in the aggregate with all such claims, actions or proceedings, to have a Compass Material Adverse Effect.

     5.7  Compliance with Applicable Laws.  Except as set forth on Schedule 5.7,
          -------------------------------                          ------------
Compass has complied with all Laws applicable to it, and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the knowledge of Compass, no event has occurred or circumstances exist that (with or without notice or lapse of time) may constitute or result in a violation by Compass of any Law or may give rise to any Liability on the part of the Compass under any Law.
Without limiting the generality of the foregoing, except as set forth on
Schedule 5.7, Compass has complied in all respects with all applicable federal,
------------
state and local Laws relating to antitrust and trade regulations.

     5.8  Other Agreements.  True and correct copies of the Other Stock Purchase
          ----------------
Agreements have been delivered to the Stockholder and the Company. Compass will not agree to any material amendment of or waive any material right or waive any material condition to its obligations under any of the Other Stock Purchase Agreements without the written consent of a majority of the Founding Companies whose agreements have not been and will not be amended in a similar manner. For purposes of determining a majority of the Founding Companies under this Section 5.8, IT and ITG, collectively, shall only be counted as one (1) Founding Company.

                                  ARTICLE VI

                       CERTAIN COVENANTS AND OTHER TERMS

     6.1  Conduct of Business Pending the Purchase.
          ----------------------------------------

          6.1.1 Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing or earlier termination of this Agreement, unless Compass shall otherwise agree in writing (which agreement shall not be unreasonably withheld), the Company shall, and shall cause each Company Subsidiary to:

               (a) conduct its businesses in the ordinary and usual course and consistent with past practices;

               (b) not (i) amend its charter or by-laws, (ii) split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

               (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of (i) any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class, (ii) any debt with voting rights or (iii) any debt or equity securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions, or options to acquire, any such capital stock, debt with voting rights or convertible securities;

               (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness on terms comparable with or more favorable than those at the date hereof, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) sell, pledge, dispose of or encumber any assets or businesses other than dispositions in the ordinary course of business or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (e) use all reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with clients and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

               (f) confer as reasonably required by Compass with one or more representatives of Compass to report material operational matters and the general status of ongoing operations;

               (g) not, (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, except as consistent with past practices of the Company or Company Subsidiary, as applicable, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Employee Plan to any such employee, whether past or present, other than as required pursuant to the terms thereof, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any of its existing employees, (iv) amend or enter into a new Employee Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any new Affiliate Transaction;

               (h) comply in all material respects with all applicable Laws;

               (i) except as described in Section 6.5, not make any material investment in, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any businesses or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets not in the ordinary course of business in each case which are material to it;

               (j) not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets other than in the ordinary course of business;

               (k) maintain with its current insurance carriers (or with comparable carriers) insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

               (l) maintain adequate net working capital to operate the Business consistent with past practices.

          6.1.2 Except as otherwise contemplated by this Agreement, the Other Stock Purchase Agreements and with respect to the IPO, after the date hereof and prior to the Closing or earlier termination of this Agreement, unless the Company shall otherwise agree in writing (which agreement shall not be unreasonably withheld), Compass shall:

               (a) not (i) amend its charter or by-laws (provided, however, that Compass shall prior to the Closing, file an amended and restated charter in substantially the form attached hereto as Exhibit
                                                               -------
          6.1.2(a)), (ii) split, combine or reclassify its outstanding capital
          --------
          stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

               (b) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of (i) any additional shares of, or any option, warrants or rights of any kind to acquire any shares of, its capital stock of any class, (ii) any debt with voting rights or (iii) any debt or equity securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions, or options to acquire, any such capital stock, debt with voting rights or convertible securities;

               (c) not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (ii) sell, pledge, dispose of or encumber any assets or businesses other than dispositions in the ordinary course of business or (iii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (d) comply in all material respects with all applicable Laws; and

               (e) not make any material investment in, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any businesses or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets not in the ordinary course of business in each case which are material to it.

          6.1.3 Notwithstanding the fact that such action might otherwise be permitted pursuant to this Article VI, none of the parties hereto shall
                                ----------
     take, or permit any of their respective subsidiaries to take, any action that would or is reasonably likely to result in any of the respective representations or warranties of the parties hereto set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article IX not being
                                                          ----------
     satisfied.

     6.2  No - Shop.
          ---------

          (a) After the date hereof and prior to the Closing or earlier termination of this Agreement, the Company and the Stockholder shall (i) not, and the Company shall use its best efforts to cause the Company Subsidiaries and any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by the Company or any Company Subsidiary not to, initiate, solicit, negotiate, encourage, or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any Company Subsidiary, or any capital stock of the Company or any

     Company Subsidiary, whether by merger, purchase of stock or assets or otherwise, whether for cash, securities or any other consideration or combination thereof, or enter into any joint venture or partnership or similar arrangement, and (ii) promptly advise Compass of the terms of any communications the Stockholder or the Company may receive or become aware of relating to any bid for part or all of the Company or any Company Subsidiary.

          (b) The Company and the Stockholder (i) acknowledge that a breach of any of their covenants contained in this Section 6.2 will result in
                                              -----------
     irreparable harm to Compass which will not be compensable in money damages; and (ii) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

     6.3  Schedules.  Each party hereto agrees that with respect to the
          ---------
representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing promptly to supplement, amend or add and deliver to the other parties all of their respective schedules to this Agreement (the "Schedules") to correct any matter which would constitute a breach of any such party's representations and warranties herein; provided, that no amendment, supplement to or addition of a Schedule that constitutes or reflects a Company Material Adverse Effect or affects Schedules 4.2, 4.3 (other than pursuant to Sections 6.4 and 6.5 below)
        -------------  ---                         ------------     ---
or 7.9 may be made unless Compass and a majority of the other Founding Companies
   ---
consent to such amendment, supplement or addition, and no amendment, supplement to or addition of a Schedule that constitutes or reflects a Compass Material Adverse Effect or affects Schedule 5.2 may be made unless a majority of the
                          ------------
Founding Companies consent to such amendment, supplement or addition. For all purposes of this Agreement, including, without limitation, for purposes of determining whether the conditions set forth in Sections 9.2 and 9.3 have been
                                                ------------     ---
fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended, supplemented or added pursuant to this Section 6.3. In the event that (i) one
                                       -----------
of the other Founding Companies seeks to amend, supplement or add a Schedule pursuant to Section 6.3 of one of the Other Stock Purchase Agreements, (ii) such
            -----------
amendment, supplement or addition constitutes or reflects a material adverse effect on the business, operations, property, assets, condition (financial or otherwise), operating results, liabilities, employee, customer or supplier relations or business prospects of such other Founding Company or any of its subsidiaries or affects Schedules 4.2, 4.3 or 7.9 of such Other Stock Purchase
                        ------------------    ---
Agreement, and (iii) Compass and a majority of the Founding Companies (other than the Founding Company providing such amended, supplemented or added Schedule) consent to such amendment, supplement or addition, but the Company and the Stockholder do not, or if any Other Stock Purchase Agreement is terminated by any party thereto pursuant to Section 6.3 of such Other Stock Purchase
                                 -----------
Agreement or otherwise, the Company and the Stockholder may terminate this Agreement at any time prior to the Closing Date. In the event that (i) the Company seeks to amend, supplement or add a Schedule pursuant to this Section
                                                                      -------
6.3, (ii) such amendment, supplement or addition constitutes or reflects a
---
Company Material Adverse Effect or affects Schedules 4.2, 4.3 (other than
                                           -------------  ---
pursuant to Sections 6.4 and 6.5 below) or 7.9, and (iii) Compass and a majority
            ------------     ---           ---
of the Founding Companies do not consent to such amendment, supplement or addition, this Agreement shall be deemed terminated as set forth in Section 10.1
                                                                    ------------
hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 6.3, unless this Agreement is so
                                   -----------
terminated in connection with an amendment of, supplement to or addition of a Schedule relating to a breach of a representation or warranty as of the date of this Agreement. No amendment of, supplement to or addition of a Schedule shall be made later than five (5) business days prior to the anticipated effectiveness of the Registration Statement. For purposes of determining a majority of the Founding Companies under this Section 6.3, IT and ITG, collectively, shall only
                              -----------
be counted as one (1) Founding Company.

     6.4  Contribution of Creditsafe Shares.  As soon as practicable after the
          ---------------------------------
date hereof, but in any event prior to the Closing, the Stockholder shall take all actions necessary to contribute the Creditsafe Shares to the Company's capital, free and clear of all Liens.

     6.5  Redemption of Minority Stockholders.  From and after the date hereof,
          -----------------------------------
the Company shall use, and shall cause the appropriate Company Subsidiary to use, its best efforts to redeem, prior to the Closing, all shares of the Company Subsidiaries' capital stock which are not held of record and owned beneficially by the Company, on terms and conditions satisfactory to and subject to the prior written consent of Compass.

     6.6  Creditsafe Acquisition.  As promptly as practicable after the date
          ----------------------
hereof, but in any event prior to the Closing, the Company shall use its best efforts to negotiate and, subject to the prior written consent by Compass to the terms thereof, enter into the Creditsafe Agreement and consummate the transactions contemplated thereunder.

     6.7  Redemption Agreement and Creditsafe Agreement.  The Company will not
          ---------------------------------------------
agree to any amendments of or waive any right under the Redemption Agreement (including without limitation the release and termination to be executed and delivered thereunder) or, once entered into in accordance with Section 6.6 above, the Creditsafe Agreement without the prior written consent of Compass.

     6.8  Repayment of Stockholder Loan.  Immediately prior to the Closing, the
          -----------------------------
Company shall redeem that number of shares of Company Stock held by the Stockholder which equals in value the then outstanding balance (and accrued interest thereon) of the Company's loan to the Stockholder (such value to be mutually agreed upon by the partners) in full repayment of such indebtedness. The shares of Company Stock so redeemed are herein referred to as "Redeemed Shares".

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1  Access to Information.
          ---------------------

          7.1.1 The Company shall and shall cause the Company Subsidiaries to afford to Compass and its accountants, counsel, financial advisors and other representatives, including, without limitation, Montgomery Securities, Inc. and Lehman Brothers, as representatives (collectively, the "Representatives") of the underwriters engaged in connection with the IPO (the "Underwriters") and counsel for the Underwriters (collectively, the "Compass Representatives"), and to the other Founding Companies and their accountants, counsel, financial advisors and other representatives, and Compass shall afford to the Stockholder and the Company and their accountants, counsel, financial advisors and other representatives (collectively, the "Company Representatives") full access during normal business hours throughout the period prior to the Closing to all of their respective properties, books, contracts, commitments and records (including, but not limited to, financial statements and Tax Returns) and, during such period, shall furnish promptly to one another all due diligence information requested by the other party. Compass shall hold and shall use its reasonable best efforts to cause the Compass Representatives to hold, and the Stockholder and the Company shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public information furnished to it in connection with the transactions contemplated by this Agreement or any of the Other Agreements, except that each of Compass, the Stockholder and the Company may disclose any information that it is required by law or judicial or administrative order to disclose, provided it gives prior prompt written notice to the other party. In addition, Compass will cause each of the other Founding Companies and their stockholders to enter into a provision similar to this Section 7.1
                                                            -----------
     requiring each such Founding Company to keep confidential and to use their reasonable best efforts to cause their respective accountants, counsel, financial advisors and other representatives to keep confidential any information obtained by such Founding Company in connection with the transactions contemplated by this Agreement or any of the Other Agreements.

          7.1.2 In the event that this Agreement is terminated in accordance with its terms, each party shall promptly return to the disclosing party all written material provided pursuant to this Section 7.1 or pursuant to
                                                    -----------
     the Other Agreements and shall not retain any copies, extracts or other reproductions of such written material. In the event of such termination, all documents, memoranda, notes and other writings prepared by and/or in the possession of Compass or the Company based on the information obtained pursuant to this Agreement or any of the Other Agreements shall be destroyed (and Compass and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     7.2  Registration Statement.
          ----------------------

          7.2.1 Subject to the reasonable discretion of Compass as advised by the Representatives, Compass shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Compass shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Compass Common Stock. Compass, the Company and the Stockholder shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with making such filings. Without limiting the generality of the foregoing, the Company and the

     Stockholder shall furnish or cause to be furnished to Compass and the Representatives all of the information concerning the Company, the Company Subsidiaries and the Stockholder required for inclusion in, the Registration Statement and the prospectus included therein (the "Prospectus"); including, without limitation, audited consolidated balance sheets of the Company as of September 30, 1997, and the related audited consolidated statements of income, stockholders' equity and cash flow for the nine (9) months then ended (including all notes thereto), which shall be furnished to Compass and the Underwriters no later than November 1, 1997. The Company and the Stockholder will cooperate with Compass and the Representatives in the preparation of the Registration Statement and the Prospectus. All financial statements provided by the Company for inclusion in the Registration Statement and Prospectus shall (i) be accurate and complete in all material respects, (ii) be consistent with the books and records of the Company and the Company Subsidiaries (which, in turn, shall be accurate and complete in all material respects), and (iii) fairly present the financial condition, assets and liabilities of the Company and Company Subsidiaries as of their respective dates and the results of operations and cash flows for the respective period, in accordance with generally accepted accounting principles applied on a consistent basis.
     All information provided and to be provided by Compass and the Company, respectively, for use in the Registration Statement (including, without limitation, financial statements and schedules and financial and statistical data) shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made. The Company and the Stockholder agree promptly to advise Compass if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the Company, the Company Subsidiaries or the Stockholder becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or remedy such incompletion. Insofar as the information relates solely to the Company, the Company Subsidiaries or the Stockholder, each of the Company and the Stockholder represents and warrants that the Registration Statement as of its effective date, and the final prospectus, as of its date, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading; provided, however, that this representation does not extend to any untrue statement of a material fact if such untrue statement was made in or an omission occurred in any preliminary prospectus and (i) the Company or Stockholder provided, in writing, corrected information to Compass or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) Compass did not provide the Company and its counsel with the information required to be provided pursuant to Section 7.2.2, and such information is the basis for the untrue
                 -------------
     statement or omission (or alleged untrue statement or omission).

          7.2.2 Compass agrees that it will provide to the Company and its counsel copies of drafts of the Registration Statement containing any material changes to the information relating to the Company, the Company Subsidiaries or the Stockholder as they are prepared and will not (i) file with the SEC, (ii) request the acceleration of the effectiveness of or
     (iii) circulate any prospectus forming a part of, the Registration

     Statement (or any amendment thereto) unless the Company and its counsel (x) have had at least two days to review such revised information and (y) have not objected to the substance of the information contained therein. Any objections posed by the Company or its counsel shall be in writing and state with specificity the material in question, the reason for the objection, and the Company's proposed alternative. If the objection is founded upon a rule promulgated under the 1933 Act, the objection shall cite the rule. Notwithstanding the foregoing, during the three (3) business days immediately preceding the filing of the initial Registration Statement and any amendment thereto, the Company and its counsel shall be obligated to respond to the proposed changes electronically transmitted to them within two (2) hours from the time of the completion of the transmission of the proposed changes to the Company's counsel, provided that Compass has provided to the Company or Company's counsel reasonably adequate advance notice of the need for the Company and its counsel to respond to such proposed changes.

     7.3  Expenses and Fees.  Compass shall pay the fees and expenses of the
          -----------------
independent public accountants and legal counsel to Compass and all filing, printing and other reasonable, documented fees and expenses associated with the IPO. Neither the Company nor the Stockholder will be liable for any portion of the above expenses in the event the IPO is not closed. Compass shall also pay
(i) the underwriting discounts and commissions payable in connection with the registration, offering and sale of Compass Common Stock in the IPO, (ii) the fees of Price Waterhouse incurred in connection with the audit of the Financial Statements, and (iii) the fees and expenses incurred in delivering the tax opinion set forth in Section 9.2(d). All other costs and expenses incurred in
                     --------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     7.4  Agreement to Cooperate.  Subject to the terms and conditions herein
          ----------------------
provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     7.5  Public Statements.  Except as may be required by law, no party hereto
          -----------------
shall issue any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Compass and the Company.

     7.6  Preparation and Filing of Tax Returns.
          -------------------------------------

          7.6.1 Compass shall be responsible for causing the filing of the final pre-Closing Returns for the Company and the Company Subsidiaries. Each party hereto shall, and shall cause its Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies at no cost to the requesting party of all relevant portions of relevant returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis, at its cost, to provide explanation of any documents or information so provided.
     Subject to the preceding sentence, each party required to file returns pursuant to this Agreement shall bear all costs of filing such returns.

          7.6.2 Each of the Company, Compass and the Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction subject to the provisions of Section 351 of the Code.

     7.7  Registration Rights.
          -------------------

          7.7.1 At any time following the first anniversary of the Closing Date, whenever Compass proposes to register any Compass Common Stock for its own account or the account of others under the 1933 Act for a public offering for cash other than a registration relating to employee benefit plans, Compass will give the Stockholder prompt written notice of its intent to do so. Upon the written request of the Stockholder given within thirty (30) days after receipt of such notice, Compass will use its best efforts to cause to be included in such registration all of the Compass Common Stock which the Stockholder requests, provided that Compass shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel reasonably acceptable to the stockholders of the Founding Companies, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free reorganization. In addition, if Compass is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 7.7 that the number of shares to be sold by persons other than Compass is greater than the number of such shares which can be offered without adversely affecting the offering, Compass may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter, provided that such reduction shall be made first by reducing the number of shares to be sold by persons other than Compass and the stockholders of the Founding Companies, and thereafter, if a further reduction is required, by reducing pro rata the number of shares to be sold by the stockholders of the Founding Companies.

          7.7.2 For one hundred eighty (180) days after the date which is twenty (20) months after the Closing Date, the holders of an aggregate 1,715,402 shares of Compass Common Stock issued to the stockholders of the Founding Companies at Closing pursuant to this Agreement and the Other Agreements may request in writing that Compass file a registration statement under the 1933 Act covering the registration of the shares of Compass Common Stock so issued and then held by such stockholders (a "Demand Registration"). Such request shall specify the intended method of disposition of the shares. Within ten (10) days of the receipt of such request, Compass shall give written notice of such request to all other stockholders of the Founding Companies and shall use its best efforts to effect as soon as practicable a registration under the 1933 Act that will permit the disposition of the shares in accordance with the method specified in the request. Compass shall be obligated to effect only one Demand Registration pursuant to this Section 7.7.2. Compass may
                                              -------------
     register in the same process other unregistered, previously issued Compass Common Stock; provided, however, that the registration of such other unregistered, previously issued Compass Common Stock shall not reduce the number of shares of Compass Common Stock of stockholders of the Founding Companies requested to be registered pursuant to this Section 7.7.2.
                                                           -------------

          If, at the time of any request by the stockholders of the Founding Companies for a Demand Registration, Compass has fixed plans to file within sixty (60) days after such request for the sale of any of its securities in a public offering under the 1933 Act, no registration of such stockholders' Compass Common Stock shall be initiated under this Section 7.7.2 until
                                                        -------------
     ninety (90) days after the effective date of such registration unless Compass is no longer proceeding diligently to effect the right to participate in such public offering pursuant to, and subject to, Section
                                                                      -------
     7.7.1 hereof.
     -----

          7.7.3 Except for underwriting commissions and discounts, all expenses incurred in connection with the registrations under this Section 7.7
                                                              -----------
     (including all registration, filing, qualification, legal, printer and accounting fees) shall be paid by Compass. In connection with registrations under this Section 7.7, Compass shall:
                -----------

               (a) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the Compass Common Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all Compass Common Stock which they requested to be registered);

               (b) use its best efforts to register and qualify the Compass Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the Compass Common Stock; and

               (c) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

          7.7.4  In connection with each registration pursuant to this Section
                                                                       -------
     7.7 covering an underwritten registration public offering, Compass and each
     ---
     participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are reasonable and customary in the securities business for such an arrangement between such managing underwriters and companies of Compass' size and investment stature, including indemnification.

          7.7.5 Compass shall not be obligated to register shares of Compass Common Stock held by the Stockholder at any time when (i) the Compass Common Stock is listed on a recognized national or regional securities exchange or traded in the NASDAQ national market, and (ii) the resale provisions of Rule 144(k) promulgated under the 1933 Act are available to the Stockholder.

          7.7.6 In consideration of the granting to the Stockholder of the registration rights under this Section 7.7, and subject to the provisions
                                    -----------
     of Section 7.10 with respect to the transfer of shares of Compass Common
        ------------
     Stock following the IPO, the Stockholder agree to enter into an agreement with the Underwriters in connection with an underwritten registration to the effect that they will not sell, transfer or otherwise dispose of, including, without limitation, through put or short sale arrangements, shares of Compass Common Stock in the ten (10) days prior to the effectiveness of any registration of Compass Common Stock for sale to the public and for up to ninety (90) days following the effectiveness of such registration (except with respect to Compass Common Stock which is registered pursuant to such registration), provided that all directors, executive officers and holders of more than five percent (5%) of the outstanding Compass stock agree to the same restrictions; and further provided that, with respect to the first public offering of shares of the Compass Common Stock within three (3) years following the IPO, the Stockholder shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' written advice.

     7.8  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the SEC that may permit the sale of Compass Common Stock to the public without registration, Compass agrees to use its best efforts to:

          (a) make and keep public information regarding Compass available as those terms are understood and defined in Rule 144 under the 1933 Act, at all times from and after ninety (90) days following the effective date of the first registration under the 1933 Act filed by Compass for an offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of Compass under the 1933 Act and the Securities and Exchange Act of 1934 (the "1934 Act") at any time after it has become subject to such reporting requirements; and

          (c) so long as a Stockholder owns any restricted Compass Common Stock, furnish to each Stockholder forthwith upon written request a written statement by Compass as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by Compass for an offering of its securities to the general public), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Compass, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

     7.9  Release of Guarantees.  Compass shall use all commercially reasonable
          ---------------------
efforts and good faith to have the Stockholder released from any and all guarantees on any indebtedness that they personally guaranteed for the benefit of the Company set forth on Schedule 7.9, with all
                            ------------
such guarantees on indebtedness being assumed by Compass, if necessary to achieve such releases. In the event that Compass cannot obtain such releases from the lenders of any such guaranteed indebtedness, Compass will defend, indemnify and hold harmless the Stockholder against any and all claims made by lenders under such guarantees which arise as a result of Compass' failure to cause such guarantees to be released, including, without limitation, if a Claim for payment is made with respect to such guarantee subsequent to the Closing.

     7.10 Lock-Up Agreement.  The Stockholder agrees, and agrees to enter into
          -----------------
an agreement with the Representatives on or prior to the date on which preliminary Prospectuses are delivered to the effect that, the Stockholder will not offer, sell, contract to sell or otherwise dispose of any shares of Compass Common Stock, or any Securities convertible into or exercisable or exchangeable for Compass Common Stock, for a period of 180 days after the date of the final Prospectus without the prior written consent of Montgomery Securities, Inc. except for shares of Compass Common Stock disposed of as bona fide gifts, subject to any remaining portion of the 180-day period applying to any shares so disposed of.

     7.11 Obligations of the Stockholder.  At or prior to the Closing, the
          ------------------------------
Stockholder shall cause the Company to perform all of the obligations and agreements of the Company required to be performed by the Company at or prior to the Closing.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1  Indemnification by the Stockholder and the Company.  The Stockholder
          --------------------------------------------------
agrees to indemnify, defend and save the Compass Indemnified Parties (hereinafter defined), and each of them, harmless from and against, and to promptly pay to a Compass Indemnified Party or reimburse a Compass Indemnified Party for, any and all Losses (hereinafter defined) sustained or incurred by any Compass Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

          (a) any misrepresentation or breach of a representation or warranty made herein or in any certificate, schedule, document, exhibit or other instrument delivered hereunder by the Company or the Stockholder or any action, demand or claim by any third party against or affecting any Company Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty;

          (b) any failure by the Company or the Stockholder to observe or perform any of their covenants and agreements set forth herein;

          (c) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholder, contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the Company or the Stockholder required to be stated therein or necessary to make the statements therein not misleading, and not provided to Compass or its counsel by the Company or the Stockholder; provided, however, that such indemnity shall not inure to the benefit of any Compass Indemnified Party to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) the Company or Stockholder provided, in writing, corrected information to Compass or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) Compass did not provide the Company and its counsel with the information required to be provided pursuant to Section 7.2.2, and such information is the basis for the untrue
                 -------------
     statement or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 8.1(d); and
                                 --------------

          (d) notwithstanding anything contained in this Agreement to the contrary, (i) the pending litigation matters set forth on Schedule 4.9
                                                               ------------
     (other than ordinary cost of defending such matters), and (ii) any arrangements made by or on behalf of the Stockholder or the Company in connection with the Purchase or the transactions contemplated by this Agreement with respect to brokerage, finders and other fees or commissions, including without limitation the matter described in Item 5 of Schedule
                                                                    --------
     4.6.
     ---

     As used herein, the "Compass Indemnified Parties" shall mean Compass, the Founding Companies other than the Company (the "Other Founding Companies"), and their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other person dealing with any such plans; provided, however, that the Other Founding Companies, and each of their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other persons dealing with any such plans, shall cease to be a "Compass Indemnified Party" for all purposes hereunder as of the Closing, and thereafter such entities and persons shall have no further rights and remedies under this Article VIII (except to the extent a person is an
                               ------------
officer, director, employee or agent of Compass as a result of the consummation of the transactions contemplated under the Other Stock Purchase Agreements). Accordingly, for purposes of this Article VIII and subject to the limitations
                                  ------------
set forth in this Article VIII, the Other Founding Companies, and each of their
                  ------------
respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other persons dealing with any such plans, shall be deemed to be third party beneficiaries of this Agreement.

     As used herein, "Losses" shall mean the following: (i) in the event the Agreement is terminated pursuant to Section 10.1 and the Closing does not occur,
                                    ------------
any and all out-of-pocket costs and expenses (including reasonable fees and expenses of the attorneys, accountants and other experts), or (ii) subsequent to the Closing, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interests, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, orders, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of the attorneys, accountants and other experts).

     8.2  Indemnification by Compass.  Compass agrees to indemnify, defend and
          --------------------------
save the Stockholder and Lodwich and their respective Affiliates, and their Affiliates' respective officers, directors, employees and agents (each, a "Stockholder Indemnified Party"), and each of them, forever harmless from and against, and to promptly pay to a Stockholder Indemnified Party or reimburse a Stockholder Indemnified Party for, any and all Losses sustained or incurred by any Stockholder Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

          (a) any misrepresentation or breach of a representation or warranty made herein or in any certificate, schedule, document, exhibit or other instrument delivered hereunder by Compass or any action, demand or claim by any third party against or affecting any Stockholder Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty;

          (b) any failure by Compass to observe or perform any of their covenants and agreements set forth herein or in any document delivered hereunder;

          (c) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Compass or any of the Founding Companies other than the Company contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to Compass or any of the Founding Companies other than the Company required to be stated therein or necessary to make the statements therein not misleading; and

          (d) any liability under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders, contained in any preliminary prospectus relating to the IPO, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) the Company or Stockholders provided, in writing, corrected information to Compass or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) Compass did not provide the Company and its counsel with the information required to be provided pursuant to Section 7.2.2, and such information is the basis for the untrue
                 -------------
     statement or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 8.2(d).
                                 --------------

     8.3  Indemnification Procedure for Third Party Claims.
          ------------------------------------------------

          8.3.1 In the event any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any person who is not a party to this Agreement or an Affiliate of a party, including, without limitation, any domestic or foreign court or Governmental Authority (a "Third Party Claim"), against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary, in the Indemnified Party's reasonable judgment, to give the Indemnifying Party a reasonable opportunity to respond to and defend such claim); provided, however, that the failure to give such notice shall not affect the right to indemnity hereunder except to the extent the Indemnifying Party is prejudiced by such delay. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's approval.

          8.3.2 In the event that the Indemnifying Party shall fail to timely give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim only with the prior consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          8.3.3 In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the

     Indemnified Party is not entitled to indemnification hereunder, or (iii) such settlement includes a written admission of guilt. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim
     (A) to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or (B) in a proceeding to which the Indemnifying Party is also a party and the Indemnified Party determines in good faith that joint representation would be inappropriate (and in each case the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder); provided, however, that the Indemnifying Party shall have the right to settle such claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If an offer is made to settle a Third Party Claim which all parties to such Third Party Claim (including the Indemnifying Party) are prepared to settle and which offer the Indemnifying Party is permitted to settle under this
     Section 8.3.2 only upon the prior written consent of the Indemnified Party,
     -------------
     the Indemnifying Party will give prompt written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within (30) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such (30) day period.

          8.3.4 Any judgment entered, order issued or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

     8.4  Direct Claims.  It is the intent of the parties hereto that all direct
          -------------
claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Article
                                                                    -------
VIII.  Any claim under this Article VIII by an Indemnified Party for
----                        ------------
indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, together with a statement of any available information regarding such claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this Article VIII.
                                              ------------

     8.5  Failure to Give Timely Notice.  A failure by an Indemnified Party to
          -----------------------------
give timely, complete or accurate notice as provided in Section 8.3 or 8.4 will
                                                        -----------    ---
not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under any applicable insurance coverage, or deprived of its right to assert any claim because of expiration of the applicable statute of limitations, or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     8.6  Reduction of Loss.  To the extent any Loss of an Indemnified Party is
          -----------------
reduced by receipt of payment (i) under insurance policies (net of any retroactive adjustment or other reimbursement to the insurer in respect of such payment), or (ii) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) shall be credited against such Loss. The pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and the Indemnified Party shall have no obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Loss. The Indemnified Party shall cooperate, at no expense to the Indemnified Party, in any reasonable efforts of the Indemnifying Party in pursuing such payments, including expressly acknowledging the Indemnifying Party's right and standing to pursue such payments, and the Indemnified Party will use its customary efforts short of litigating with an insurer or third party to collect amounts due from such insurer or third party. If any insurance or third party reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such reimbursement (to the extent of amounts theretofore paid by the Indemnifying Party on account of such Loss) shall be promptly paid over to the Indemnifying Party. The liability of the Indemnifying Party with respect to any Direct Claim or Third Party Claim shall be reduced by the income tax benefit actually realized by the Indemnified Party as a result of any Losses upon which such Direct Claim or Third Party Claim is based. An income tax benefit shall only be treated as realized if a Loss is deductible in the income tax return for the taxable year of such Loss and if such deduction produces an actual reduction of taxes paid for such year. Calculation of the income tax benefit shall be made by a comparison of the income taxes actually due with the tax returns and the income taxes that would be due if the Loss was not deductible.

     8.7  Limitation on Indemnities.
          -------------------------

          8.7.1 Liability of the Company. The Company shall have no liability pursuant to Section 8.1 before or after the Closing.
                 -----------

          8.7.2  Threshold for the Stockholder.  With respect to representations
                 -----------------------------
     and warranties, the Stockholder shall not have any liability pursuant to
     Section 8.1(a) hereof unless and until and only to the extent that the
     --------------
     aggregate amount of Losses accrued pursuant to Section 8.1(a) exceeds the
                                                    --------------
     Threshold Amount (hereinafter defined); provided, however, that this threshold shall not apply to Losses arising out of breaches of representations or warranties contained in Sections 4.2, 4.4.1, 4.16 and
                                                ------------  -----  ----
     4.25, and the Stockholder shall indemnify the Compass Indemnified Parties
     ----
     for any Losses accruing thereunder in accordance with this Article VIII
                                                                ------------
     without regard to such threshold. As used herein, "Threshold Amount" shall mean the following amounts (as applicable): (i) in the event the Agreement is terminated pursuant to Section 10.1 and the Closing does not occur, one
                               ------------
     percent (1%) of the "Minimum Value" as set forth on Schedule 2.1 (the
                                                         ------------
     "Minimum Value"), or (ii) subsequent to the Closing, one percent (1%) of the sum of (i) the Aggregate Purchase Consideration and (ii) the payment made by the Company to Lodwich pursuant to Section 1.1(a) of the Redemption Agreement.

          8.7.3  Threshold for Compass.  With respect to representations and
                 ---------------------
     warranties, Compass shall not have any liability pursuant to Section 8.2(a)
                                                                  --------------
     hereof unless and until and only to the extent that the aggregate amount of the Losses accrued pursuant to Section 8.2(a) exceeds the Threshold Amount;
                                    --------------
     provided, however that this threshold shall not apply to Losses arising out of the breach of representations or warranties contained in Sections 5.2
                                                                 ------------
     and 5.4.1 and Compass shall indemnify the Stockholder Indemnified Parties
         -----
     from any Losses occurring thereunder in accordance with this Article VIII without regard to such threshold.

          8.7.4  Limitations on Claims Against the Stockholder. The
                 ---------------------------------------------
     Stockholder's liability for misrepresentations and breaches of representations and warranties under Section 8.1(a) shall be limited to the
                                          --------------
     Cap Amount (hereinafter defined) in the aggregate; provided, however that this limitation shall not apply to Losses arising out of breaches of representations or warranties contained in Sections 4.2, 4.4.1, 4.16 and
                                                ------------  -----  ----
     4.25, and any Losses accruing thereunder shall not count towards such
     ----
     limitation. As used herein, "Cap Amount" shall mean the following amounts (as applicable): (i) in the event the Agreement is terminated pursuant to
     Section 10.1 and the Closing does not occur, twenty percent (20%) of the
     ------------
     Minimum Value, or (ii) subsequent to the Closing, the Aggregate Purchase Consideration.

          8.7.5  Limitation on Claims Against Compass.  The liability of Compass
                 ------------------------------------
     under Section 8.2(a) shall be limited to the Cap Amount in the aggregate;
           --------------
     provided, however that this limitation shall not apply to Losses arising out of breaches of representations or warranties in Sections 5.2 and 5.4.1
                                                         ------------     -----
     and any Losses accruing thereunder shall not count towards such limitation.

          8.7.6  Limitations Relating to Post-Closing Adjustment.  In the event
                 -----------------------------------------------
     a Deemed Earnings Shortfall occurs as a result of a breach of a representation and warranty hereunder made by the Company or the Stockholder, the Stockholder shall not have any liability for the amount of Losses pursuant to Section 8.1(a) arising out of such breach and the amount
                        --------------
     of such Losses shall not be included in the calculation of the Threshold Amount under Section 8.7.2.
                  -------------

     8.8  Survival of Representations, Warranties and Covenants of the
          ------------------------------------------------------------
Stockholder and the Company; Time Limits on Indemnification Obligations.
-----------------------------------------------------------------------
Notwithstanding any right of Compass and the Other Founding Companies to fully investigate the affairs of the Stockholder, the Company and the Business, and notwithstanding any knowledge of facts determined or determinable by Compass and the Other Founding Companies pursuant to such investigation or right of investigation, Compass and the Other Founding Companies have the right to rely fully upon the representations, warranties, covenants and agreements of the Stockholder and the Company contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All such representations, warranties, covenants and agreements of the Stockholder and the Company shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, (i) that the Stockholder's obligations pursuant to Sections
                                                                      --------
8.1(a), (b) and (c), other than those relating to covenants and agreements to be
------  ---     ---
performed by the Stockholder after the Closing and other than with respect to obligations for which a claim is made as provided in Section 8.3 or 8.4 hereof
                                                     -----------    ---
within the applicable time period as specified
below, shall expire one (1) year after the Closing Date, except with respect to the Stockholder's obligations arising under or relating to (A) Section 4.16
                                                               ------------
hereof, which shall survive until the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes and (B) Section 4.2 hereof, which shall survive
                                    -----------
indefinitely; and (ii) solely to the extent that Compass actually incurs liability under the 1933 Act or the 1934 Act, the obligations under Section
                                                                    -------
8.1(c) above shall survive until the expiration of any applicable statute of
------
limitations with respect to such claims.

     8.9  Survival of Representations, Warranties and Covenants of Compass; Time
          ----------------------------------------------------------------------
Limits on Indemnification Obligations.  All representations, warranties,
-------------------------------------
covenants and agreements of Compass shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, (i) that Compass' obligations under Sections 8.2 (a) and (b), other than those relating to
                  ----------------     ---
covenants and agreements to be performed by Compass after the Closing and other than with respect to the obligations for which a claim is made as provided in
Section 8.3 or 8.4 hereof within the applicable time period as specified below,
-----------    ---
shall expire one (1) year after Closing Date, except with respect to obligations arising under or relating to Section 5.2 hereof which shall survive
                             -----------
indefinitely; and (ii) solely to the extent that the Stockholder actually incur liability under the 1933 Act or the 1934 Act, the obligations under Section
                                                                    -------
8.2(c) above shall survive until the expiration of any applicable statute of
------
limitations with respect to such claims.

     8.10  Defense of Claims; Control of Proceedings.  Notwithstanding anything
           -----------------------------------------
in this Agreement to the contrary, to the extent any Loss subject to indemnification hereunder would exceed the Indemnifying Party's indemnity obligations under this Agreement, the Indemnified Party shall be entitled to control the defense of such claim or management of such proceeding with respect to such excess Loss.

     8.11  Indemnification Exclusive Remedy.  Except for remedies based upon
           --------------------------------
fraud and except for equitable remedies, the remedies provided in this Article
                                                                       -------
VIII constitute the sole and exclusive remedies for recovery of Losses against a
----
party to this Agreement.

     8.12  Manner of Satisfying Indemnification Obligations.  Subsequent to the
           ------------------------------------------------
Closing, to the extent the aggregate amount of Losses accrued pursuant to
Section 8.1 exceeds the Aggregate Cash Consideration (such excess, the "Excess
-----------
Indemnity"), the Stockholder may satisfy his obligations for the Excess Indemnity (i) by tendering to the Compass Indemnified Parties shares of Compass Common Stock, such shares to be valued at the Market Price (hereinafter defined), or (ii) notwithstanding any restrictions set forth herein with respect to the transfer and sale of the Stockholder's shares of Compass Common Stock (other than the restrictions under the 1933 Act or other applicable state laws and rules), with the proceeds of the sale of such shares to third parties; provided, however, that if such transfer or sale to a third party occurs prior to the termination of the restrictions with respect thereto set forth herein, the transfer or sale shall not to be for a consideration in excess of the amount of the Excess Indemnity. As used herein, "Market Price" shall mean the average closing (last) price for a share of Compass Common Stock (as reported on the exchange or market on which such shares are then listed or traded) for the most recent twenty (20) days that such shares have traded ending on the date two (2) days prior to the date tendered pursuant to clause (i) of the preceding sentence, or, if such shares are not then listed or traded on an exchange or other market, the fair market value of such shares as determined by an appraiser reasonably agreed to by the parties.

                                  ARTICLE IX

                              CLOSING CONDITIONS

     9.1  Conditions to Each Party's Obligation to Effect the Purchase.  The
          ------------------------------------------------------------
respective obligations of each party to effect the Purchase shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) the Underwriting Agreement related to the IPO shall have been executed and the closing of the sale of Compass Common Stock to the Underwriters pursuant thereto shall have occurred simultaneously with the Closing hereunder;

          (b) the closings of the transactions contemplated under the Other Stock Purchase Agreements shall have occurred simultaneously with the Closing hereunder;

          (c) the Registration Statement shall have become effective in accordance with the provisions of the 1933 Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

          (d) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the IPO or the Purchase or any of the Other Purchases shall have been issued and remain in effect;

          (e) the price to the public in the IPO shall be sufficient for the total consideration received by the Stockholder (valuing the shares of Compass Common Stock received by the Stockholder at such IPO price) to be at least the Minimum Value, plus the additional amounts promised by Compass under the Other Stock Purchase Agreements;

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Purchase or any of the Other Purchases or make the consummation of the Purchase or any of the Other Purchases illegal; and

          (g) all material governmental and third party waivers, consents, and stockholders approvals required for the consummation of the Purchase or any of the Other Purchases and the transactions contemplated hereby and by the Other Stock Purchase Agreements shall have been obtained and be in effect.

     9.2  Conditions to Obligation of the Company to Effect the Purchase.
          --------------------------------------------------------------
Unless waived by the Company, the obligation of the Company to effect the Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a) Compass and each of the Other Founding Companies shall have performed in all material respects their agreements contained in this Agreement and each Other Stock Purchase Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Compass contained in this Agreement and each Other Stock Purchase Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chief Executive Officer or President of Compass to that effect;

          (b) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Stockholder of the Purchase;

          (c) the Company and the Stockholder shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date, containing the substantive opinions set forth on Exhibit 9.2(c), the final form of such
                                       --------------
     opinion to be in form and substance acceptable to counsel for the Company and the Stockholder;

          (d) the Company and the Stockholder shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date, customary for transactions of this nature, that the receipt by the Stockholder of Compass Common Stock to be issued to the Stockholder pursuant to this Agreement will not be taxable pursuant to Section 351 of the Code;

          (e) the Stockholder shall have been afforded the opportunity to enter into an employment agreement in the form attached hereto as Exhibit 9.2(e);
                                                                 --------------

          (f) Compass shall have delivered to the Company and the Underwriters a certificate, dated as of a date no later than ten (10) days prior to the Closing Date, duly issued by the Secretary of State of the State of Delaware, showing that Compass is in good standing;

          (g) the Stockholder, the stockholders of the other Founding Companies who are to receive shares of Compass Common Stock pursuant to the Other Stock Purchase Agreements, and the other stockholders of Compass other than those acquiring stock in the IPO shall have entered into a stockholders agreement in the form attached hereto as Exhibit 9.2(g) (the "Stockholders'
                                              --------------
     Agreement"); and

          (h) all conditions to the Other Purchases on substantially the same terms as provided herein, shall have been satisfied or waived by the applicable party thereto.

     9.3  Conditions to Obligations of Compass to Effect the Purchase.  Unless
          -----------------------------------------------------------
waived by Compass, the obligations of Compass to effect the Purchase shall be subject to the fulfillment at or prior to the Closing of the additional following conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Compass and the Underwriters shall have received a Certificate of the Chief Executive Officer or President of the Company to that effect;

          (b) the Stockholder shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Stockholder contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Compass and the Underwriters shall have received a Certificate of each Stockholder to that effect;

          (c) Compass and the Underwriters shall have received an opinion from Fagel & Haber, counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit 9.3(c), the final form of such opinion to be in
                        --------------
     form and substance acceptable to counsel for Compass and the Underwriters;

          (d) the Stockholder shall have executed and delivered the employment agreement referred to in Section 9.2(e);
                              --------------

          (e) Compass and the Underwriters shall have received "Comfort" letters in customary form from the Company's independent public accountants, dated the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Compass), with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

          (f) the Company shall have delivered to Compass and the Underwriters a certificate, dated as of a date no later than ten (10) days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's and Company Subsidiary's state of incorporation and in each state in which the Company or any Company Subsidiary is authorized to do business, showing the Company or Company Subsidiary (as applicable) is in good standing;

          (g) no Governmental Authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Compass of the Purchase;

          (h) the Stockholder shall have executed the Stockholders' Agreement;

          (i) the Stockholder shall have delivered to Compass an instrument in the form attached hereto as Exhibit 9.3(i), dated the Closing Date,
                                 --------------
     releasing the Company (including its subsidiaries) from any and all claims of the Stockholder against the Company (including its subsidiaries) and obligations of the Company (including its subsidiaries) to the Stockholder;

          (j) all amounts owed by a Stockholder, any Affiliate of a Stockholder or any Affiliate of the Company or any Company Subsidiary to the Company or any Company Subsidiary, and all amounts owed by the Company or any Company Subsidiary to a Stockholder, any Affiliate of a Stockholder or any Affiliate of the Company or any Company Subsidiary, shall have been settled and satisfied;

          (k) the directors of the Company immediately prior to the Closing shall have delivered to Compass their resignations as directors of the Company; and

          (l) the transactions contemplated under the Redemption Agreement shall have been consummated.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date:

          (a)  pursuant to Section 6.3;
                           -----------

          (b) by the Company or the Stockholder,

                 (i) if the Purchase is not completed by March 31, 1998, other than on account of delay or default on the part of the Company or the Stockholder or any of their affiliates or associates;

                 (ii) if the Purchase is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of the Stockholder or any of their affiliates or associates;

                 (iii) if Compass (A) fails to perform in any material respect any of its material covenants in this Agreement or the Other Stock Purchase Agreements (with respect to the Other Stock Purchase Agreements, other than such defaults which have been waived) and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to Compass; or

          (c)  by Compass,

                 (i) if the Purchase is not completed by March 31, 1998, other than on account of delay or default on the part of Compass or any of its stockholders or any of their affiliates or associates;

                 (ii) if the Purchase is enjoined by a final, unappealable court order not entered at the request or with the support of Compass or any of its 5% stockholders or any of their affiliates or associates;

                 (iii) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Company by Compass;

                 (iv) if the Stockholder (A) fail to perform in any material respect any of their material covenants in this Agreement and (B) do not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Stockholder by Compass; or

          (d) by mutual written consent of the parties hereto.

     10.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either Compass or the Company, as provided in Section 10.1, this Agreement
                                                 ------------
shall forthwith become void and there shall be no further obligation on the part of the Company, the Stockholder, Compass or their respective officers or directors (except the obligations set forth in this Section 10.2 and in Sections
                                                                        --------
7.1, 7.3 and 7.5 and Article VIII, all of which shall survive the termination).
---  ---     ---     ------------

     10.3 Amendment.  This Agreement may not be amended except by written
          ---------
consent of the parties hereto.

     10.4 Waiver.  At any time prior to the Closing, the parties hereto may (a)
          ------
extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI

              1933 ACT REPRESENTATIONS AND TRANSFER RESTRICTIONS

     The Stockholder acknowledges that the shares of Compass Common Stock to be delivered to the Stockholder pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Compass Common Stock to be acquired by the Stockholder pursuant to this Agreement is being acquired solely for the Stockholder's own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

     11.1 Economic Risk; Sophistication.  The Stockholder represents and
          -----------------------------
warrants to Compass that he is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; that he is able to bear the economic risk of an investment in the Compass Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the Compass Common

Stock; and that he has had an adequate opportunity to ask questions and receive answers from the officers of Compass concerning all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of Compass, and the plans for of operations of the business of Compass.

     11.2 Transfer Restrictions.  Except for transfers to immediate family
          ---------------------
members who agree to be bound by the restrictions set forth in this Section 11.2
                                                                    ------------
(or trusts for the benefit of the Stockholder or family members, the trustees of which so agree), and subject to the provisions of Section 7.10, for a period of
                                                  ------------
one (1) year from the Closing Date, the Stockholder shall not (a) sell, assign, exchange, transfer, encumber, pledge, distribute or otherwise dispose of (i) any shares of Compass Common Stock received by the Stockholder pursuant to this Agreement, or (ii) any interest (including, without limitation, an option to buy or sell) in any such shares of Compass Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction, whether or not with respect to any shares of Compass Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of Compass Common Stock acquired pursuant to
Article II hereof (including, without limitation, engaging in put, call, short-
----------
sale, straddle or similar market transactions). The certificates evidencing the Compass Common Stock delivered to the Stockholder pursuant to Article II of this
                                                              ----------
Agreement shall bear a legend substantially in the form set forth below and containing such other information as Compass may deem necessary or appropriate:

               THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION OR OTHER DISPOSITION, PRIOR TO [INSERT FIRST ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

     11.3 Compliance with Law.  The Stockholder covenants, warrants and
          -------------------
represents that none of the shares of Compass Common Stock issued to the Stockholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All certificates evidencing Company Common Stock delivered to the Stockholder pursuant to Article II of this Agreement shall bear the following legend in
            ----------
addition to the legend required under Section 11.2 of this Agreement:
                                      ------------

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

          (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND THE APPLICABLE SECURITIES LAW.

                                  ARTICLE XII

                                NONCOMPETITION

     12.1 Prohibited Activities.  The Stockholder will not, for a period of five
          ---------------------
(5) years following the Closing Date, other than for the benefit of Compass, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business in competition with the Business, as conducted as of the Closing Date, within any business market where Compass, the Company or any Founding Company conducted or conducts a similar business at any time (the "Territory");

          (b) call upon any person who is, at that time, within the Territory, an employee of Compass (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Compass (including the subsidiaries thereof), or hire such person, provided that the Stockholder shall be permitted to call upon and hire any member of his immediate family;

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Stockholder from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Stockholder does not consult with or is not employed by such competitor.

     12.2 Damages.  Because of the difficulty of measuring economic losses to
          -------
Compass as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to Compass for which it would have no other adequate remedy, the Stockholder agrees that the foregoing covenant may be enforced by Compass in the event of breach by the Stockholder, by injunctions and restraining orders.

     12.3 Reasonable Restraint.  It is agreed by the parties hereto that the
          --------------------
foregoing covenants in this Article XII impose a reasonable restraint on the
                            -----------
Stockholder in light of the activities and business of Compass (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of Compass; but it is also the intent of Compass and the Stockholder that such covenants be construed and enforced in accordance with the changing activities and business of Compass (including the subsidiaries thereof) throughout the term of this covenant.

     It is further agreed by the parties hereto that, in the event that the Stockholder shall cease to be employed by Compass and/or a subsidiary thereof, and the Stockholder shall enter into a business or pursue other activities not in competition with Compass and/or any subsidiary thereof, or similar activities or business in locations the operation of which, under such circumstances, does not violate this Article XII and in any event such new business, activities or location are not in violation of this Article XII or of the Stockholder's obligations under this Article XII, the Stockholder shall not be chargeable with
                       -----------
a violation of this Article XII if Compass and/or any subsidiary thereof shall
                    -----------
thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

     12.4 Severability; Reformation.  The covenants in this Article XII are
          -------------------------                         -----------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     12.5 Independent Covenant.  All of the covenants in this Article XII shall
          --------------------                                -----------
be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Stockholder against Compass (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Compass of such covenants. It is specifically agreed that the period of five
(5) years stated at the beginning of this Article XII, during which the
                                          -----------
agreements and covenants of each Stockholder made in this Article XII shall be
                                                          -----------
effective, shall be computed by excluding from such computation any time during which the Stockholder is in violation of any provision of this Article XII. The
                                                               -----------
covenants contained in Article XII shall not be affected by any breach of any
                       -----------
other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     12.6 Materiality.  The Company and the Stockholder hereby agree that this
          -----------
covenant is a material and substantial part of this transaction.

                                 ARTICLE XIII

                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     13.1 Stockholder Covenant.  The Stockholder recognizes and acknowledges
          --------------------
that he had in the past, currently has, and in the future may possibly have, access to certain confidential information of the Company, the other Founding Companies, the Company Subsidiaries and/or Compass, such as strategic plans, systems, operational policies, marketing plans, and pricing and cost policies that are valuable, special and unique assets of the Company's, the other Founding Companies', the Company Subsidiaries' and/or Compass' respective businesses. The Stockholder agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except

          (a) to authorized representatives of Compass,

          (b) following the Closing, such information may be disclosed by the Stockholder as is required in the course of performing their duties to Compass,

          (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.1,

          (d) such information becomes known to the public generally through no fault of the Stockholder,

          (e) disclosure is required by law or the order of any governmental authority under color of law, provided that prior to disclosing any information pursuant to this clause (ii), the Stockholder shall, if possible, give prior written notice thereof to Compass and provide Compass with the opportunity to contest such disclosure,

          (f) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or

          (g) pursuant to this Agreement or the Other Stock Purchase Agreements.

In the event of a breach or threatened breach by any of the Stockholder of the provisions of this Section 13.1, Compass shall be entitled to an injunction
                   ------------
restraining the Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Compass from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     13.2 Damages.  Because of the difficulty of measuring economic losses as a
          -------
result of the breach of the foregoing covenants in Section 13.1, and because of
                                                   ------------
the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunction and restraining orders.

     13.3 Survival.  The obligations of the parties under this Article XIII
          --------                                             ------------
shall survive the termination of this Agreement.

                                  ARTICLE XIV

                              GENERAL PROVISIONS

     14.1 Brokers.  The Company and the Stockholder, jointly and severally,
          -------
represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Purchase or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Stockholder. Compass represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee described in
Schedule 14.1) or commission in connection with the Purchase or the transactions
-------------
contemplated by this Agreement based upon arrangements made by or on behalf of Compass or its stockholders (other than underwriting discounts and commission to be paid in connection with the IPO).

     14.2  Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally, sent by nationally recognized overnight delivery service, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          14.2.1  If to Compass, to:

                  c/o BGL Capital Partners, L.L.C.
                  225 West Washington Street
                  Suite 1600
                  Chicago, Illinois  60606
                  Attn:  Scott H. Lang
                  Facsimile No.:  (312) 368-1988

          with a copy to:

                  Katten Muchin & Zavis
                  525 West Monroe Street
                  Chicago, Illinois 60661-3693
                  Attn:  Howard S. Lanznar, Esq.
                  Facsimile No.: (312) 902-1061

          14.2.2  If to the Company, to:

                  Mid-Continent Agencies, Inc.
                  3701 W. Algonquin Road
                  Rolling Meadows, Illinois  60008-3155
                  Attn:  Leslie J. Kirschbaum, President
                  Facsimile No.: (847) 797-1504


          with a copy to:

                  Fagel & Haber
                  140 South Dearborn Street
                  Suite 1400
                  Chicago, Illinois  60603
                  Attn:  Joel A. Haber, Esq.
                  Facsimile No.:  (312) 580-2201

          14.2.3  If to the Stockholder, to:

                  Leslie J. Kirschbaum
                  1075 Elm Road
                  Lake Forest, Illinois  60045
          with a copy to:

                  Fagel & Haber
                  140 South Dearborn Street
                  Suite 1400
                  Chicago, Illinois  60603
                  Attn:  Joel A. Haber, Esq.
                  Facsimile No.:  (312) 580-2201

     14.3 Interpretation.  The headings contained in this Agreement are for
          --------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     14.4 Certain Definitions.  As used in this Agreement, (i) the term "person"
          -------------------
shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof), (ii) the term "Affiliate" shall have the meaning given for that term in Rule 405 under the 1933 Act and shall include each past and present Affiliate of a person or entity and the members of such Affiliate's immediate family or their spouses or children and any trust the beneficiaries of which are such individuals or relatives, and (iii) the term "to the knowledge of the Stockholder or the Company" or any similar term shall mean actual knowledge of a fact or matter possessed by the Stockholder, or by any of the officers or directors of the Company.

     14.5 Entire Agreement; Assignment.  This Agreement (including the schedules
          ----------------------------
and exhibits attached hereto and the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, without the prior written consent of the parties hereto.

     14.6 Applicable Law.  This Agreement shall be governed in all respects,
          --------------
including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state, without giving effect to its choice of law rules.

     14.7 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     14.8 Parties in Interest.  Lodwich shall be a third party beneficiary of
          -------------------
this Agreement for purposes of enforcing his rights under Article VIII hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as expressly set forth in herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, other than Lodwich's right to indemnification by Compass in accordance with Article VIII hereof.

     14.9 Severability.  Without limiting in any way the applicability of
          ------------
Section 12.4 to the provisions of Article XII, if any other provision of this
------------                      -----------
Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or enforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.


                              COMPASS INTERNATIONAL SERVICES CORPORATION


                              By:   /s/ Michael J. Cunningham
                                    --------------------------------------------
                              Its:  Chairman and CEO
                                    --------------------------------------------


                              MID-CONTINENT AGENCIES, INC.


                              By:   /s/ Leslie J. Kirschbaum
                                    --------------------------------------------
                              Its:  President
                                    --------------------------------------------


                              STOCKHOLDER


                              /s/ Leslie J. Kirschbaum
                              --------------------------------------------------
                              Leslie J. Kirschbaum